Exhibit 10.3

THIRD AMENDMENT TO THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIRD AMENDMENT TO THE FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of June 27, 2025, by and among hallador energy company (the “Borrower”), the Guarantors party hereto, the lenders listed on the signature pages hereof and PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”) under the Credit Agreement referred to below.

WlTNESSETH:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are party to the Fourth Amended and Restated Credit Agreement dated as of August 2, 2023 (as amended by the First Amendment, dated as of September 27, 2024, and the Second Amendment, dated as of October 23, 2024, and heretofore amended, restated, modified or supplemented, the “Credit Agreement”), pursuant to which the Lenders have extended credit to the Borrower; and

WHEREAS, the Borrower has requested that certain amendments be made as set forth in more detail herein.

NOW, THEREFORE, in consideration of their mutual covenants and agreements hereafter set forth, and intending to be legally bound, the parties hereto agree as follows:

Amendments to Credit Agreement.

The Credit Agreement is hereby amended to be as set forth in the conformed copy attached hereto as Exhibit A.  The Credit Agreement as so amended is referred to herein as the “Amended Credit Agreement.”  Capitalized terms used without definition in this Amendment have the meanings given to them in the Amended Credit Agreement.

Exhibit 8.3.3 to the Credit Agreement [Quarterly Compliance Certificate] shall be amended and restated in its entirety and be replaced by Exhibit 8.3.3 hereto.

No Other Amendments.  Except as amended hereby, the terms and provisions of the Credit Agreement remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed.  Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any Potential Default or Event of Default under any Loan Document, or a waiver or release of any of the Lenders’ or Administrative Agent’s rights and remedies (all of which are hereby reserved).

Conditions to Effectiveness.  This Amendment shall become effective on the date (such date, the “Third Amendment Effective Date”) that the following conditions have been satisfied:

Deliveries. The Administrative Agent shall have received each of the following:

An executed counterpart of this Amendment executed on behalf of (i) each of the Loan Parties, (ii) the Administrative Agent and (iii) each of the Lenders.

Certain Representations.  (i) The representations and warranties of the Loan Parties contained in Section 6 of the Amended Credit Agreement, and of each Loan Party in each of the other Loan Documents shall be true and accurate in all material respects on and as of the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein), (ii) each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, (iii) no Event of Default or Potential Default shall have occurred and be continuing or shall exist, and (iv) the execution of this amendment has been duly authorized by the Loan Parties.

No Defaults under Other Obligations.  No default under any note, credit agreement or other document relating to existing Indebtedness of any of the Loan Parties shall occur as a result of this Amendment.

No Actions or Proceedings.  No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Amendment, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Amendment or any of the other Loan Documents

Confirmation of Guaranty.  Each of the Guarantors confirms that they have read and understand the Amendment.  In order to induce the Lenders, the Administrative Agent and the other Agents to enter into the Amendment, each of the Guarantors: (i) consents to the Amendment and the transactions contemplated thereby; (ii) ratifies and confirms each of the Loan Documents to which it is a party and ratifies and reaffirms its guaranty of the Guarantied Obligations (as defined in the Guaranty Agreement); (iii) ratifies, agrees and confirms that it has been a Guarantor and a Loan Party at all times since it became a Guarantor and a Loan Party and from and after the date hereof, each Guarantor shall continue to be a Guarantor and a Loan Party in accordance with the terms of the Loan Documents, as the same may be amended in connection with the Amendment and the transactions contemplated thereby; and (iv) hereby ratifies and confirms its obligations under each of the Loan Documents (including all exhibits and schedules thereto), as the same may be amended in connection with the Amendment and the transactions contemplated thereby, by signing below as indicated and hereby acknowledges and agrees that nothing contained in any of such Loan Documents is intended to create, nor shall it constitute an interruption, suspension of continuity, satisfaction, discharge of prior duties, novation or termination of the indebtedness, loans, liabilities, expenses, guaranty or obligations of any of the Loan Parties under the Credit

Agreement or any other such Loan Document or result in the novation of the Credit Agreement or any other Loan Document.

Confirmation of Security. (i) Each Loan Party hereby ratifies and reaffirms its prior grant in favor of the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, a continuing first priority lien (subject to Permitted Liens) on and security interest in, and to, the Collateral (as defined in the Security Agreement) and (ii) each Pledgor (as defined in the Pledge Agreement) hereby ratifies and reaffirms its prior grant in favor of the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, a continuing first priority lien (subject to Permitted Liens) on and security interest in, and to, the Pledged Collateral (as defined in the Pledge Agreement) and (iii) each Assignor (as defined in the Collateral Assignment) hereby ratifies and reaffirms its prior grant and collateral assignment in favor of the Administrative Agent for the benefit of itself, the Lenders and any provider of any Lender Provided Interest Rate Hedge or any Other Lender Provided Financial Service Product, a continuing first priority lien (subject to Permitted Liens) on and security interest in, and to, the Assigned Contracts (as defined in the Collateral Assignment), in each case, whether now or hereafter existing and wherever located and confirms that all such Liens and security interests continue in full force and effect to secure the Secured Obligations (as defined in the Security Agreement and the Pledge Agreement), after giving effect to this Amendment.

Legal Details.  All legal details and proceedings in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be in form and substance satisfactory to the Administrative Agent and counsel for the Administrative Agent, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent and its counsel, as the Administrative Agent or its counsel may reasonably request.  Without limiting the generality of the foregoing, the Loan Parties and Lenders hereby (i) agree that, for all purposes of this Amendment, electronic images of this Amendment or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waive any argument, defense or right to contest the validity or enforceability of the Amendment or any other Loan Documents based solely on the lack of paper original copies of such Amendment and Loan Documents, including with respect to any signature pages thereto.

Fees.  All fees, costs and expenses for which the Administrative Agent (and its Affiliates) and the Lenders are entitled to be paid or reimbursed, including but not limited to the fees and expenses of the Administrative Agent’s legal counsel, shall have been paid.

Miscellaneous.

This Amendment shall become effective as provided in Section 2.2.

The Amended Credit Agreement is in all respects ratified, approved and confirmed, and shall, as so amended, remain in full force and effect.  From and after the date that the amendments herein described take effect, all reference to the “Credit Agreement” in the other Loan Documents, shall be deemed to be references to the Amended Credit Agreement.

This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania, and for all purposes shall be governed by, construed and enforced in accordance with the laws of said Commonwealth.  This Amendment shall be a Loan Document.

Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.  The Borrower, the other Loan Parties, each Lender party hereto, and the Administrative Agent acknowledge and agree that this Amendment is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the obligations, loans, liabilities, or indebtedness under the Credit Agreement or the other Loan Documents.

This Amendment may be executed in any number of counterparts by the different parties hereto on separate counterparts.  Each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one in the same instrument.

General Release.

In consideration of, among other things, the Administrative Agent’s and the Lenders’ execution and delivery of this Amendment, the Borrower and each other Loan Party, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against any or all of the Secured Parties in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Third Amendment Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Credit Agreement or any other Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrower and the other Loan Parties, on the one hand, and any or all of the Secured Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the Releasors, on the one hand, and any or all of the Releasees, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof.  In entering into this Amendment, the Borrower and each other Loan Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. The provisions of this Section 2.4 shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.

The Borrower and each other Loan Party hereby agrees that the Releasees shall each be an Indemnitee and entitled to the benefits of Section 11.3 of the Credit Agreement, including, without limitation, with respect to any Claims arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment or any other document executed and/or delivered in connection therewith.

The Borrower and each other Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee, and will not assert in any proceeding any counterclaim or crossclaim against any Releasee, in each case on the basis of any Claim released, remised and discharged by the Borrower or any other Loan Party pursuant to Section 2.4(a) hereof.  If the Borrower, any other Loan Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, the Borrower and each other Loan Party, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

HALLADOR ENERGY COMPANY

By: /s/BRENT K. BILSLAND
Name: Brent K. Bilsland
Title: Chief Executive Officer and President

GUARANTORS:

EDWARDSPORT CONSTRUCTION COMPANY, LLC

GIBSON COUNTY LOGISTICS, LLC

OAKTOWN FUELS MINE NO. 1, LLC

OAKTOWN FUELS MINE NO. 2, LLC

PROSPERITY MINE, LLC

SFI COAL SALES, LLC

SUNRISE COAL, LLC

SUNRISE LAND HOLDINGS, LLC

SUNRISE ADMINISTRATIVE SERVICES, LLC

SYCAMORE COAL, INC.

HALLADOR POWER COMPANY, LLC

By: /s/BRENT K. BILSLAND
Name: Brent K. Bilsland
Title: Secretary

HALLADOR RENEWABLES, LLC

HR Beam One, LLC

Phoenix 820, LLC

Phoenix 500, LLC

By: /s/BRENT K. BILSLAND
Name: Brent K. Bilsland
Title: President

[Signature Page to Hallador Third Amendment]

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent and as Lender By: /s/DANIEL SCHERLING Name: Daniel Scherling Title: Vice President

[Signature Page to Hallador Third Amendment]

OLD NATIONAL BANK,
as Lender

By: /s/JENNIFER GILBERT
Name: Jennifer Gilbert
Title: SVP

First Financial Bank, N.A.,
as Lender

By: /s/DAN LAUGHNER
Name: Dan Laughner
Title: Vice President

First Foundation Bank,
as Lender

By: /s/DAVID MITSUUCHI
Name: David Mitsuuchi
Title: EVP, Chief Lending Officer

NORTHWEST BANK,
as Lender

By: /s/STEPHEN J. ORBAN
Name: Stephen J. Orban
Title: Senior Vice President

Prospect Bank,
as Lender

By: /s/DARRIN B. JOHNSON
Name: Darrin B. Johnson
Title: Chief Credit Officer

[Signature Page to Hallador Third Amendment]

Exhibit A to Third Amendment

CUSIP Number Deal: 40609EAE0

CUSIP Number Revolver: 40609EAF7

CUSIP Number Initial Term Loans: 40609EAG5

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

by and among

HALLADOR ENERGY COMPANY

and

THE GUARANTORS PARTY HERETO

and

THE LENDERS PARTY HERETO

and

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

___________________________________

PNC CAPITAL MARKETS LLC,
as Joint Lead Arranger and Sole Bookrunner

OLD NATIONAL BANK
as Joint Lead Arranger and Syndication Agent

FIRST FINANCIAL BANK, N.A.,
FIRST FOUNDATION BANK
and
NORTHWEST BANK,
as Co-Documentation Agents

___________________________________

Dated as of August 2, 2023
as amended as of September 27, 2024,

as further amended as of October 23, 2024,

and as further amended as of June 27, 2025

DB2/ 650279573.2	-2-

				Page

1			CERTAIN DEFINITIONS	1
	1.1		Certain Definitions	1
	1.2		Construction	38
	1.3		Accounting Principles; Changes in GAAP	38
	1.4		Benchmark Replacement Notification	39
2			REVOLVING CREDIT AND SWING LOAN FACILITIES	39
	2.1		Revolving Credit Commitments.	39
		2.1.1	Revolving Credit Loans	39
		2.1.2	Swing Loan Commitment	39
	2.2		Nature of Revolving Lenders’ Obligations with Respect to Revolving Credit Loans	40
	2.3		Commitment Fees	40
	2.4		Reduction or Termination of Revolving Credit Commitments	40
	2.5		Revolving Credit Loan Requests; Swing Loan Requests.	41
		2.5.1	Revolving Credit Loan Requests	41
		2.5.2	Swing Loan Requests	41
	2.6		Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.	42
		2.6.1	Making Revolving Credit Loans	42
		2.6.2	Presumptions by the Administrative Agent	42
		2.6.3	Making Swing Loans	42
		2.6.4	Repayment of Revolving Credit Loans and Swing Loans	43
		2.6.5	Borrowings to Repay Swing Loans	43
		2.6.6	Swing Loans Under Cash Management Agreements	43
	2.7		Notes	43
	2.8		Use of Proceeds	44
	2.9		Letter of Credit Subfacility.	44
		2.9.1	Issuance of Letters of Credit	44
		2.9.2	Letter of Credit Fees	45
		2.9.3	Disbursements, Reimbursement	45
		2.9.4	Repayment of Participation Advances.	46
		2.9.5	Documentation	47
		2.9.6	Determinations to Honor Drawing Requests	47
		2.9.7	Nature of Participation and Reimbursement Obligations	47
		2.9.8	Indemnity	49
		2.9.9	Liability for Acts and Omissions	49
		2.9.10	Issuing Lender Reporting Requirements	50
	2.10		Defaulting Lenders	51
3			INITIAL TERM A LOANS	52

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	3.1		Initial Term A Loan Commitments	52
	3.2		Nature of Initial Term A Lenders’ Obligations with Respect to Initial Term A Loans; Repayment Terms	53
	3.3		Incremental Term Loans	53
	3.4		Increase in Term Loans	54
4			INTEREST RATES	55
	4.1		Interest Rate Options	55
		4.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate	56
		4.1.2	Initial Term A Loan Interest Rate Options	56
	4.2		Rate Quotations	56
	4.3		Interest Periods	57
		4.3.1	Amount of Borrowing Tranche	57
		4.3.2	Renewals	57
4.4			Interest After Default	57
		4.4.1	Letter of Credit Fees, Interest Rate	57
		4.4.2	Other Obligations	57
		4.4.3	Acknowledgment	57
	4.5		Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.	57
		4.5.1	Term SOFR Rate Unascertainable; Increased Costs	57
		4.5.2	Term SOFR Illegality	58
		4.5.3	Administrative Agent’s and Lender’s Rights	58
		4.5.4	Benchmark Replacement Setting	58
	4.6		Selection of Interest Rate Options	63
	4.7		Conforming Changes Relating to the Term SOFR Rate	63
5			PAYMENTS	63
	5.1		Payments	63
	5.2		Pro Rata Treatment of Lenders	64
	5.3		Sharing of Payments by Lenders	64
	5.4		Presumptions by Administrative Agent	65
	5.5		Interest Payment Dates	65
	5.6		Voluntary Prepayments.	65
		5.6.1	Right to Prepay	65
		5.6.2	Replacement of a Lender	66
		5.6.3	Designation of a Different Lending Office	67
	5.7		Mandatory Prepayments	67
		5.7.1	PPA Prepayment	67
		5.7.2	Excess Cash Flow	67
		5.7.3	[Reserved]	68
		5.7.4	[Reserved]	68
		5.7.5	Cash Surplus	68

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		5.7.6	Application Among Interest Rate Options	68
	5.8		Increased Costs.	68
		5.8.1	Increased Costs Generally	68
		5.8.2	Capital Requirements	69
		5.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans	69
		5.8.4	Delay in Requests	69
	5.9		Taxes.	69
		5.9.1	Issuing Lender	69
		5.9.2	Payments Free of Taxes	69
		5.9.3	Payment of Other Taxes by the Loan Parties	70
		5.9.4	Indemnification by the Loan Parties	70
		5.9.5	Indemnification by the Lenders	70
		5.9.6	Evidence of Payments	70
		5.9.7	Status of Lenders.	70
		5.9.8	Treatment of Certain Refunds	72
		5.9.9	Survival	73
	5.10		Indemnity	73
	5.11		Settlement Date Procedures	74
6			REPRESENTATIONS AND WARRANTIES	74
	6.1		Representations and Warranties	74
		6.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default	74
		6.1.2	Subsidiaries and Owners; Investment Companies	75
		6.1.3	Validity and Binding Effect	75
		6.1.4	No Conflict; Material Agreements; Consents	75
		6.1.5	Litigation	76
		6.1.6	Financial Statements.	76
		6.1.7	Margin Stock	76
		6.1.8	Full Disclosure	76
		6.1.9	Taxes	77
		6.1.10	Patents, Trademarks, Copyrights, Licenses, Etc	77
		6.1.11	Liens in the Collateral	77
		6.1.12	Insurance	77
		6.1.13	ERISA Compliance	77
		6.1.14	Environmental Matters	78
		6.1.15	Solvency	80
		6.1.16	Employment Matters	80
		6.1.17	Title to Properties	80
		6.1.18	Coal Act; Black Lung Act	80
		6.1.19	Bonding Capacity	81

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		6.1.20	Permit Blockage	81
		6.1.21	Anti-Terrorism Laws; EEA Financial Institution	81
		6.1.22	Mining Property	81
		6.1.23	Certificate of Beneficial Ownership	81
	6.2		Updates to Schedules	81
7			CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	82
	7.1		First Loans and Letters of Credit	82
		7.1.1	Deliveries	82
		7.1.2	Payment of Fees	84
	7.2		Each Loan or Letter of Credit	84
8			COVENANTS	85
	8.1		Affirmative Covenants.	85
		8.1.1	Preservation of Existence, Etc	85
		8.1.2	Payment of Liabilities, Including Taxes, Etc	85
		8.1.3	Maintenance of Insurance	85
		8.1.4	Maintenance of Properties and Leases	86
		8.1.5	Visitation Rights	86
		8.1.6	Keeping of Records and Books of Account	86
		8.1.7	Compliance with Laws; Use of Proceeds	86
		8.1.8	Further Assurances	86
		8.1.9	Anti-Terrorism Laws	87
		8.1.10	Keepwell	87
		8.1.11	Collateral and Additional Collateral; Execution and Delivery of Additional and Ancillary Security Documents.	87
		8.1.12	Maintenance of Coal Supply Agreements and Material Contracts	90
		8.1.13	Maintenance of Licenses, Etc	90
		8.1.14	Maintenance of Permits	90
		8.1.15	Qualifying Term Loan Deposit Requirements	90
		8.1.16	Certificate of Beneficial Ownership and Other Additional Information	91
		8.1.17	Appraisal	91
	8.2		Negative Covenants	91
		8.2.1	Indebtedness	91
		8.2.2	Liens	93
		8.2.3	Guaranties	93
		8.2.4	Loans and Investments	93
		8.2.5	Dividends and Related Distributions	94
		8.2.6	Liquidations, Mergers, Consolidations, Acquisitions	94
		8.2.7	Dispositions of Assets or Subsidiaries	95
		8.2.8	Affiliate Transactions	97
		8.2.9	Subsidiaries, Partnerships and Joint Ventures	97

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		8.2.10	Continuation of or Change in Business	97
		8.2.11	Fiscal Year	97
		8.2.12	Issuance of Stock	97
		8.2.13	Changes in Organizational Documents	98
		8.2.14	Capital Expenditures and Leases	98
		8.2.15	Minimum Debt Service Coverage Ratio	98
		8.2.16	Maximum Leverage Ratios	98
		8.2.17	Minimum Liquidity	98
		8.2.18	Minimum Quarterly Consolidated EBITDA	98
		8.2.19	Power Generation Hedges	98
		8.2.20	Cash Surplus	99
	8.3		Reporting Requirements	99
		8.3.1	Quarterly Financial Statements	99
		8.3.2	Annual Financial Statements	99
		8.3.3	Certificates of the Borrower	100
		8.3.4	Notices.	100
		8.3.5	Projected Cash Flow Statements	101
9			DEFAULT	101
	9.1		Events of Default	101
		9.1.1	Payments Under Loan Documents	102
		9.1.2	Breach of Warranty	102
		9.1.3	Anti-Terrorism Laws	102
		9.1.4	Breach of Negative Covenants, Qualifying Term Loan Deposit Requirements or Visitation Rights or Anti-Terrorism Laws	102
		9.1.5	Breach of Other Covenants	102
		9.1.6	Defaults in Other Agreements or Indebtedness	102
		9.1.7	Final Judgments or Orders	102
		9.1.8	Loan Document Unenforceable	103
		9.1.9	Uninsured Losses; Proceedings Against Assets	103
		9.1.10	Events Relating to Pension Plans and Benefit Arrangements	103
		9.1.11	Change of Control	103
		9.1.12	Relief Proceedings	103
	9.2		Consequences of Event of Default.	103
		9.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings	103
		9.2.2	Bankruptcy, Insolvency or Reorganization Proceedings	104
		9.2.3	Set-off	104
		9.2.4	Enforcement of Rights and Remedies	104
		9.2.5	Application of Proceeds	105
10			THE ADMINISTRATIVE AGENT	106

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	10.1		Appointment and Authority	106
	10.2		Rights as a Lender	106
	10.3		Exculpatory Provisions	106
	10.4		Reliance by Administrative Agent	107
	10.5		Delegation of Duties	108
	10.6		Resignation of Administrative Agent	108
	10.7		Non-Reliance on Administrative Agent and Other Lenders	109
	10.8		No Other Duties, etc	109
	10.9		Administrative Agent’s Fee	109
	10.10		Authorization to Release Collateral and Guarantors	109
	10.11		No Reliance on Administrative Agent’s Customer Identification Program	109
	10.12		Certain Payments.	110
	10.13		Intercreditor Agreements	111
11			MISCELLANEOUS	111
	11.1		Modifications, Amendments or Waivers	111
		11.1.1	Increase of Commitment	111
		11.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment	112
		11.1.3	Release of Collateral or Guarantor	112
		11.1.4	Miscellaneous	112
		11.1.5	Subordination	112
	11.2		No Implied Waivers; Cumulative Remedies	112
	11.3		Expenses; Indemnity; Damage Waiver.	113
		11.3.1	Costs and Expenses	113
		11.3.2	Indemnification by the Borrower	113
		11.3.3	Reimbursement by Lenders	114
		11.3.4	Waiver of Consequential Damages, Etc	114
		11.3.5	Payments	114
	11.4		Holidays	115
	11.5		Notices; Effectiveness; Electronic Communication.	115
		11.5.1	Notices Generally	115
		11.5.2	Electronic Communications	115
		11.5.3	Change of Address, Etc	116
	11.6		Severability	116
	11.7		Duration; Survival	116
	11.8		Successors and Assigns.	116
		11.8.1	Successors and Assigns Generally	116
		11.8.2	Assignments by Lenders	116
		11.8.3	Register	118
		11.8.4	Participations	118
		11.8.5	Certain Pledges; Successors and Assigns Generally	119

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(continued)

Page

11.9		Confidentiality.	119
	11.9.1	General	119
	11.9.2	Sharing Information With Affiliates of the Lenders	120
11.10		Counterparts; Integration; Effectiveness.	120
	11.10.1	Counterparts; Integration; Effectiveness	120
	11.11	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.	121
	11.11.1	Governing Law	121
	11.11.2	SUBMISSION TO JURISDICTION	121
	11.11.3	WAIVER OF VENUE	122
	11.11.4	SERVICE OF PROCESS	122
	11.11.5	WAIVER OF JURY TRIAL	122
11.12		USA Patriot Act Notice	122
11.13		Certain ERISA Matters.	122
	11.13.1	Lender ERISA Representations	122
	11.13.2	Additional Lender ERISA Representations	123
11.14		Acknowledgement and Consent to Bail-In of Affected Financial Institutions	124
11.15		Amendment and Restatement	125

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LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)-PRICING GRID

SCHEDULE 1.1(B)-COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES

SCHEDULE 1.1(P)(1)-PERMITTED LIENS

SCHEDULE 1.1(P)(2)-SPECIFIED FIXED ASSETS

SCHEDULE 1.1(R)-REAL PROPERTY

SCHEDULE 2.9-EXISTING LETTERS OF CREDIT

SCHEDULE 6.1.1-QUALIFICATIONS TO DO BUSINESS

SCHEDULE 6.1.2-SUBSIDIARIES

SCHEDULE 6.1.4-NO CONFLICT; MATERIAL AGREEMENTS; CONSENTS

SCHEDULE 6.1.14-ENVIRONMENTAL DISCLOSURES

SCHEDULE 7.1.1-OPINION OF COUNSEL

SCHEDULE 8.1.3-INSURANCE REQUIREMENTS RELATING TO COLLATERAL

SCHEDULE 8.2.1-EXISTING INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)-ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT 1.1(B)-CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT 1.1(C)-COLLATERAL ASSIGNMENT

EXHIBIT 1.1(G)(1)-GUARANTOR JOINDER

EXHIBIT 1.1(G)(2)-GUARANTY AGREEMENT

EXHIBIT 1.1(I)(1)-INDEMNITY

EXHIBIT 1.1(I)(2)-INTERCOMPANY SUBORDINATION AGREEMENT

EXHIBIT 1.1(M)(1)-MORTGAGE

EXHIBIT 1.1(M)(2)-MORTGAGE AMENDMENT

EXHIBIT 1.1(N)(1)-REVOLVING CREDIT NOTE

EXHIBIT 1.1(N)(2)-SWING LOAN NOTE

EXHIBIT 1.1(N)(3)-TERM NOTE

EXHIBIT 1.1(P)-PLEDGE AGREEMENT

EXHIBIT 1.1(S)-SECURITY AGREEMENT

EXHIBIT 2.5.1-LOAN REQUEST

EXHIBIT 2.5.2-SWING LOAN REQUEST

EXHIBIT 3.4-NEW LENDER JOINDER

EXHIBIT 5.9.7(A)-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(B)-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

-i-

EXHIBIT 5.9.7(C)-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 5.9.7(D)-U.S. TAX COMPLIANCE CERTIFICATE (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

EXHIBIT 8.3.3-QUARTERLY COMPLIANCE CERTIFICATE

-ii-

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

THIS FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (as hereafter amended, the “Agreement”) is dated as of August 2, 2023, and amended as of September 27, 2024, and is made by and among HALLADOR ENERGY COMPANY, a Colorado corporation (the “Borrower”), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the “Administrative Agent”).

WHEREAS, the Borrower has requested that the Lenders provide (i) a revolving credit facility to the Borrower in an aggregate principal amount of $75,000,000 and (ii) a term loan facility to the Borrower in an aggregate principal amount of $65,000,000.

In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.CERTAIN DEFINITIONS
1.1Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

2018 Credit Agreement shall mean that certain Third Amended and Restated Credit Agreement by and among Hallador Energy Company, certain guarantors party thereto, certain lenders party thereto and PNC Bank, as administrative agent, dated as of May 21, 2018, as amended prior to the Fourth Amendment and Restatement Effective Date.

Additional Reporting Period shall mean the period commencing on the First Amendment Effective Date and ending on the date on which a Compliance Certificate for the fiscal quarter ending December 31, 2025 is delivered to the Administrative Agent.

Administrative Agent shall mean PNC Bank, and its successors and assigns, in its capacity as administrative agent hereunder.

Administrative Agent’s Fee shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Administrative Agent’s Letter shall have the meaning specified in Section 10.9 [Administrative Agent’s Fee].

Affected Financial Institution means (a) any EEA Financial Institution or (b) any UK Financial Institution.

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (iii) 5% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

Amendment and Restatement Agreement shall mean the Amendment and Restatement Agreement, dated as of August 2, 2023, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

Ancillary Security Documents shall mean all documents, instruments, environmental reports, agreements, endorsements, policies and certificates requested by the Administrative Agent and customarily delivered by any property owner in connection with a mortgage financing.  Without limiting the generality of the foregoing, examples of Ancillary Security Documents would include insurance policies (other than title insurance) or certificates regarding any collateral, lien searches, estoppel letters, flood insurance certifications, environmental audits which shall meet the Administrative Agent’s minimum requirements for phase I environmental assessments or phase II environmental assessments, as applicable, opinions of counsel and the like.

Anti-Terrorism Laws shall mean any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

Applicable Letter of Credit Fee Rate shall mean the percentage rate per annum based on the Leverage Ratio as of the most recent fiscal quarter ended according to the pricing grid on Schedule 1.1(A) below the heading “Letter of Credit Fee.”

Applicable Margin shall mean, as applicable:

(A)the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Leverage Ratio as of the most recent fiscal quarter ended according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”,

(B)the percentage spread to be added to the Base Rate applicable to Initial Term A Loans under the Base Rate Option based on the Leverage Ratio as of the most recent fiscal quarter ended according to the pricing grid on Schedule 1.1(A) below the heading “Base Rate Spread”,

(C)the percentage spread to be added to the Term SOFR Rate applicable to Revolving Credit Loans under the Term SOFR Rate Option based on the Leverage Ratio as of the most recent fiscal quarter ended according to the pricing grid on Schedule 1.1(A) below the heading “Term SOFR Rate Spread”, and

(D)the percentage spread to be added to the Term SOFR Rate applicable to Initial Term A Loans under the Term SOFR Rate Option based on the Leverage Ratio as of the most recent fiscal quarter ended according to the pricing grid on Schedule 1.1(A) below the heading “Term SOFR Rate Spread”.

Appraisals shall have the meaning specified in Section 8.1.17 [Appraisal].

Appraisers shall have the meaning specified in Section 8.1.17 [Appraisal].

Approved Fund shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Assignment and Assumption means an assignment and assumption entered into by a Lender and an assignee permitted under Section 11.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A).

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party, any manager in the case of any Loan Party which is a limited liability company, or such other individuals, designated by written notice to the Administrative Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.  The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Availability shall mean, as of the date of determination, an amount, which equals the sum of (i) the amount of cash or cash equivalents of the Loan Parties as of such date that is not subject to any Lien or other restriction limiting the availability of such funds to repay the Loans, and (ii) the difference (if a positive number) between the amount of the Revolving Credit Commitments as of such date, less the Revolving Facility Usage as of such date, which may be borrowed at such time by the Borrower in accordance with Section 7.2 and will not result (on a Pro Forma Basis) in a breach of a financial or other covenant contained in this Agreement.

Bail-In Action shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

Bail-In Legislation shall means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Overnight Bank Funding Rate, plus 0.5%, (ii) the Prime Rate, and (iii) Daily Simple SOFR, plus 1.00%, so long as Daily Simple SOFR is offered, ascertainable and not unlawful, provided, however, if the Base Rate as otherwise determined pursuant to this definition would be less than 1.50%, then such rate shall be deemed to be 1.50%.  Any change in the Base

Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(a) [Revolving Credit Base Rate Option] or Section 4.1.2(a) [Initial Term A Loan Base Rate Option], as applicable.

Beneficial Owner shall mean, for the Borrower, each of the following:  (a) each individual, if any, who, directly or indirectly, owns 25% or more of the Borrower’s equity interests; and (b) a single individual with significant responsibility to control, manage, or direct such Borrower.

Benefit Plan shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

Black Lung Act shall mean, collectively, the Black Lung Benefits Revenue Act of 1977, as amended and the Black Lung Benefits Reform Act of 1977, as amended.

Borrower shall mean Hallador Energy Company, a corporation organized and existing under the laws of the State of Colorado.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a Term SOFR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day is used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination of SOFR, such day must also be a U.S. Government Securities Business Day.

Capital Stock shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

Cash Flow Forecast Deadline shall have the meaning specified in Section 8.3.5 [Projected Cash Flow Statements].

Cash Management Agreements shall have the meaning specified in Section 2.6.6 [Swing Loans Under Cash Management Agreements].

Cash Surplus shall mean any unrestricted cash or cash equivalents of the Borrower and the other Loan Parties in excess of $10,000,000, in the aggregate, at any time.

CEA shall mean the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

Certificate of Beneficial Ownership shall mean, for the Borrower, a certificate in substantially the form of Exhibit 1.1(B) hereto (as amended or modified by Administrative Agent from time to time in its reasonable discretion), certifying, among other things, the Beneficial Owner of the Borrower.

CFTC shall mean the Commodity Futures Trading Commission.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (i) the adoption or taking effect of any Law, (ii) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (iii) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented.

Change of Control shall mean any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), shall become, or obtain rights (whether by means or warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 25% of the Capital Stock of the Borrower.

CIP Regulations shall have the meaning specified in Section 10.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean May 21, 2018.

Coal Act shall mean the Coal Industry Retiree Health Benefits Act of 1992, as amended.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean the collateral under the (i) Security Agreement (ii) Pledge Agreement, (iii) Collateral Assignment or (iv) Mortgages, other than the Excluded Collateral.

Collateral Assignment shall mean the Amended and Restated Collateral Assignment, dated as of the Fourth Amendment and Restatement Effective Date, in substantially the form of Exhibit 1.1(C) executed and delivered by the Loan Parties to the Administrative Agent for the benefit of the Lenders.

Collateral Documents shall have the meaning assigned to that term in Section 6.1.11 [Liens in Collateral].

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Initial Term A Loan Commitment and, in the case of PNC Bank, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Initial Term A Loan Commitments and Swing Loan Commitment of all of the Lenders.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Commodity Hedge shall mean a price protection agreement (excluding, for the avoidance of doubt, any contract to purchase or sell power): (i) related to crude oil, diesel fuel, gasoline, propane, heating oil, power, coal, SO allowances or other commodities used in the ordinary course of business of the Loan Parties and (ii) entered into by the Loan Parties for hedging purposes in the ordinary course of the operations of their business.

Commodity Hedge Liabilities shall mean the liabilities owing to the provider of any Commodity Hedge by a Loan Party.

Compliance Certificate shall have the meaning specified in Section 8.3.3 [Certificates of Borrower].

Conforming Changes shall mean, with respect to the Term SOFR Rate or any Benchmark Replacement in relation thereto, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of the Term SOFR Rate or such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Term SOFR Rate or the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

Connection Income Taxes shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

Consideration shall mean with respect to any Permitted Acquisition, the aggregate of (without duplication) (i) the cash paid by any of the Loan Parties, directly or indirectly, to the seller in connection therewith, (ii) the Indebtedness incurred or assumed by any of the Loan Parties, whether in favor of the seller or otherwise and whether fixed or contingent, (iii) any Guaranty given or incurred by any Loan Party in connection therewith, and (iv) any other consideration given or obligation incurred by any of the Loan Parties in connection therewith.

Consolidated EBITDA for any period of determination shall mean for the Loan Parties (i) the sum of Consolidated Net Income (but excluding the effect of non-cash compensation expenses related to common stock and other equity securities issued to employees), depreciation, depletion, amortization, other non-cash charges to net income, interest expense, and income tax expense, plus (ii) costs and fees incurred in connection with the closing of the transactions contemplated by this Agreement and the administration (including in connection with any waiver, amendment, supplementation or other modification thereto of the Loan Documents) of the Loan Documents, minus (iii) non-cash credits to net income for such period determined and consolidated in accordance with GAAP.  Consolidated EBITDA shall be calculated on a Pro Forma Basis except for purposes of calculating Excess Cash Flow and for purposes of calculating compliance with Section 8.2.5(iii)(c) [Dividends and Related Distributions] and Section 8.2.15 [Minimum Debt Service Coverage Ratio].

Consolidated Funded Debt shall mean, without duplication (x) total Indebtedness for Borrowed Money of the Loan Parties, determined and consolidated in accordance with GAAP and calculated on a Pro Forma Basis, minus (y) (A) if the Qualifying Term Loan Deposit shall have been made and the Loan Parties are in compliance with Section 8.1.15, the lesser of (i) the then amount of the Qualifying Term Loan Deposit and (2) the Qualifying Term Loan Deposit Minimum Amount or (B) if clause (A) does not apply, zero.

Consolidated Net Income shall mean, for any period, the aggregate net income (or loss) of the Loan Parties for such period determined on a consolidated basis in conformity with GAAP, provided that the following (without duplication) will be excluded in computing Consolidated Net Income:

(a)the net income (or loss) of any Person other than a Borrower or Restricted Subsidiary (including any joint venture that is not a Restricted Subsidiary);

(b)the net income (or loss) of any Person (other than any Loan Party) to the extent that the declaration or payment of dividends or similar distributions by such Person of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Person or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;

(c)any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales or other dispositions, in each case other than in the ordinary course of business;

(d)any net after-tax extraordinary gains or losses; and

(e)the cumulative effect of a change in accounting principles.

Contamination shall mean the presence or release or threat of release of Regulated Substances in, on, under or emanating to or from the Real Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

Control shall mean (i) in the case of each Deposit Account, “control,” as such term is defined in Section 9-104 of the Uniform Commercial Code and (ii) in the case of each Securities Account, “control,” as such term is defined in Section 8 106 of the Uniform Commercial Code.

Control Agreements shall mean, collectively, the Deposit Account Control Agreements and the Securities Account Control Agreements.

Covered Entity shall mean (a) the Borrower, each of Borrower’s Subsidiaries, all Guarantors and all pledgors of Collateral, and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 50% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

Daily Simple SOFR shall mean, for any day (a “SOFR Rate Day”), the interest rate per annum determined by the Administrative Agent  (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%)  equal to SOFR for the day (the “SOFR Determination Date”) that is 2 Business Days prior to (i) such SOFR Rate Day if such SOFR Rate Day is a Business Day or (ii) the Business Day immediately preceding such SOFR Rate Day if such SOFR Rate Day is not a Business Day,  in each case, as such SOFR is published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source identified by the Federal Reserve Bank of New York or its successor administrator for the secured overnight financing rate from time to time.  If Daily Simple SOFR as determined above would be less than the SOFR Floor, then Daily Simple SOFR shall be deemed to be the SOFR Floor.  If SOFR for any SOFR Determination Date has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the second Business Day immediately following such SOFR Determination Date, then SOFR for such SOFR Determination Date will be SOFR for the first Business Day preceding such SOFR Determination Date for which SOFR was published in accordance with the definition of

“SOFR”; provided that SOFR determined pursuant to this sentence shall be used for purposes of calculating Daily Simple SOFR for no more than 3 consecutive SOFR Rate Days.  If and when Daily Simple SOFR as determined above changes, any applicable rate of interest based on Daily Simple SOFR will change automatically without notice to the Borrower, effective on the date of any such change.

Debt Service Coverage Ratio shall mean, as of any date of determination, the ratio of (A) Consolidated EBITDA of the Loan Parties, divided by (B) the sum of (i) scheduled principal reductions on the Initial Term A Loans and principal reductions on Indebtedness (other than principal reductions on the Revolving Credit Loans) of the Loan Parties (provided that the amount in this clause (B)(i) shall be deemed to be zero if (x) the Qualifying Term Loan Deposit shall have been made and (y) the Loan Parties are in compliance with Section 8.1.15), plus (ii) interest expense of the Loan Parties required to be paid, each calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, in each case of the Loan Parties for such period determined and consolidated in accordance with GAAP, as measured on a rolling four quarter basis.

Defaulting Lender shall mean any Lender that (a) has failed, within two Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swing Loans or (iii) pay over to the Administrative Agent, the Issuing Lender, PNC Bank (as the Swing Loan Lender) or any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within two Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s or the Borrower’s receipt of such certification in form and substance satisfactory to the Administrative Agent or the Borrower, as the case may be, (d) has become the subject of a Bankruptcy Event or (e) has failed at any time to comply with the provisions of Section 5.3 [Sharing of Payments by Lenders] with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders.

As used in this definition and in Section 2.10 [Defaulting Lenders], the term “Bankruptcy Event” means, with respect to any Person, such Person or such Person’s direct or indirect parent company becoming the subject of a bankruptcy or insolvency proceeding, or having had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person or such Person’s direct or indirect parent company by an Official Body or instrumentality thereof if, and only if, such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Official Body or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

Deposit Account Control Agreement shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Deposit Account.

Deposit Accounts shall mean, collectively, with respect to each Loan Party, (i) all “deposit accounts” as such term is defined in the Uniform Commercial Code and in any event shall include the account for the Issuing Lender and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

EEA Financial Institution shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

EEA Member Country shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

EEA Resolution Authority shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

Effective Date shall mean the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

Eligibility Date shall mean, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date shall be the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it shall be the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

Eligible Contract Participant shall mean an “eligible contract participant” as defined in the CEA and regulations thereunder.

Eligible PPA shall mean the collective reference to one or more power purchase agreements under which one or more Loan Parties shall deliver electricity to one or more customers of a Loan Party (any such customer of such Loan Party(ies) in such capacity as recipient of such electricity, a “PPA Counterparty”), so long as (a) all such agreements provide for PPA Counterparties to make cash payments to the Loan Parties in exchange for electricity, (b) all such PPA Counterparties make all cash payments for all the electricity to be delivered thereunder in advance of such delivery, (c) such power purchase agreements shall not contain any financial maintenance covenants or require any Loan Party or any Subsidiary of a Loan Party to maintain any minimum capitalization, net worth, revenue, or other financial metric, (d) no interest, dividends or other payments shall be required to be made by a Loan Party or any Subsidiary of a Loan Party pursuant to or in connection with such power purchase agreement(s), (e) no Loan Party or any Subsidiary thereof shall be required to make any deliveries (other than electricity and, if required thereby, customary financial statements) thereunder, (f) without derogation of clause (c) of this definition, such power purchase agreements shall not contain covenants, events of default or representations and warranties more onerous than those contained in the Loan Documents in any material respect, (g) no collateral or other security may be granted in connection with such power purchase agreements other than pursuant to clause (xvii) of the definition of Permitted Liens but such grant of collateral or other security in connection with such power purchase agreements shall not be required under this Agreement, (h) all rights to inspect or access any asset constituting Collateral pursuant to or in connection with any such power purchase agreement shall only be exercised with the written concurrence of and in coordination with the Administrative Agent, such concurrence not to be unreasonably withheld and (i) such power purchase agreements shall not have any cross-defaults to any Loan Document or any rights as a result of a breach of any provision of a Loan Document; provided, that for the avoidance of doubt, (i) that certain ISDA Master Agreement and related Schedule to Master Agreement, dated as of June 27, 2024, by and among [REDACTED], Hallador Power Company, LLC and the Borrower, as amended, restated, modified or supplemented from time to time in order to extend the tenor thereof or effectuate changes that would not reasonably be expected to be (in the good faith judgment of the Borrower) materially adverse to the interests of the Borrower or the Lenders (the “[REDACTED] ISDA”), including subsequent trades under the [REDACTED] ISDA, shall not be required to comply with the requirements of this definition of, and shall not constitute an, Eligible PPA and (ii) from and after the Second Amendment Effective Date until the earlier of (x) the date the outstanding principal balance of the Initial Term A Loan is $5,000,000 or less and (y) the date the Qualifying Term Loan Deposit has been made (in the case of this clause (y), for so long as the Loan Parties shall remain in compliance with Section 8.1.15 and the definition of Qualifying Term Loan Deposit continues to be satisfied), (A) any forward sale or purchase agreement that includes a prepayment in consideration of the delivery of electricity prior to the delivery of such electricity and (B) the Specified [REDACTED] PPA (for so long as, but only if either clause (ii)(x) or (y) has not been satisfied, the Specified [REDACTED] PPA shall satisfy the requirements and elements of the definition of Specified [REDACTED] PPA) shall in each case not be required to comply with the requirements of this definition of, and shall not constitute an, Eligible PPA.

Environmental Complaint shall mean any written complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

Environmental Laws shall mean all federal, state, local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives or policies or programs having the force and effect of law issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species and (vii) the protection of Environmentally Sensitive Areas.

Environmentally Sensitive Area shall mean (i) any wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Event shall mean (a) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (b) a withdrawal by Borrower or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (d) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any member of the ERISA Group.

ERISA Group shall mean, at any time, the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

Erroneous Payment has the meaning assigned to it in Section 10.12(a).

Erroneous Payment Notice has the meaning assigned to it in Section 10.12(a).

EU Bail-In Legislation Schedule shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

Event of Default shall mean any of the events described in Section 9.1 [Events of Default] and referred to therein as an “Event of Default.”

Excess Cash Flow shall be computed as of the close of each fiscal year by taking the difference between Consolidated EBITDA and Fixed Charges.  All determinations of Excess Cash Flow shall be based on the immediately preceding fiscal year and shall be made following the delivery by the Borrower to the Administrative Agent of the Borrower’s financial statements for such preceding fiscal year pursuant to Section 8.3.2 [Annual Financial Statements].

Excluded Account shall mean a Deposit Account or Securities Account (i) which is used solely for making payroll and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation, (ii) which is used solely for paying or remitting taxes, including sales taxes, (iii) the aggregate average daily balance in which (in each case determined for the most recently completed calendar month) does not at any time exceed $250,000; provided that the average daily balance in all Deposit Accounts and Securities Accounts referred to in this clause (iii) shall not exceed $2,500,000, or (iv) which are described in clause (xviii) of the definition of Permitted Liens.

Excluded Collateral shall mean the following:

(1)any lease, license, contract, property rights, equipment, joint venture interests, or agreement to which a Loan Party is a party or any of its rights or interests thereunder if and for so long as the grant of a security interest therein shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of such Loan Party therein or (B) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that, in the case of either (A) or (B) above, such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (A) or (B) above,

(2)any of the outstanding equity interests of any Subsidiary not organized under the laws of the United States or any State or a political subdivision thereof in excess of 65% of the voting power of all classes of equity interests of such Subsidiary entitled to vote,

(3)the outstanding equity interests of any Excluded Subsidiary (other than the outstanding equity interests of Hallador Sands and each of its Subsidiaries to the extent owned by a Loan Party or its Subsidiaries),

(4)all assets owned by any Excluded Subsidiary (other than the outstanding equity interests of Hallador Sands and each of its Subsidiaries to the extent owned by a Loan Party or its Subsidiaries),

(5)all interests in real property of Summit Terminal, both owned and leased, and the surface and mineral rights, interests, licenses, easements, rights of way, water rights, and other interests of Summit Terminal,

(6)assets of the Loan Parties that the Administrative Agent reasonably determines that the benefits of obtaining such Collateral are outweighed by the costs or burdens of providing the same, and

(7)all interests of Borrower in and to any oil and gas leases which exist as of the Fourth Amendment and Restatement Effective Date.

Excluded Hedge Liability or Liabilities shall mean, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation shall constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest, and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

Excluded Subsidiaries shall mean Sunrise Energy, LLC, an Indiana limited liability company, Sunrise Indemnity, Inc., a Delaware corporation, Hallador Sands, LLC, a Delaware limited liability company, Hourglass Sands, LLC, a Delaware limited liability company, High Point Land Holdings, LLC, a Delaware limited liability company, and, upon becoming a Subsidiary of the Borrower, subject to compliance with the terms of Section 8.2.9, Oaktown Gas, LLC, an Indiana limited liability company, with each being an Excluded Subsidiary.

Excluded Taxes shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (a) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (b) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (a) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 5.6.2 [Replacement of a Lender]) or (b) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.9.7 [Status of Lenders], amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 5.9.7 [Status of Lenders], and (iv) any U.S. federal withholding Taxes imposed under FATCA (except to the extent imposed due to the failure of the Borrower to provide documentation or information to the IRS).

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Letters of Credit shall have the meaning assigned to that term in Section 2.9 [Letter of Credit Subfacility].

Expiration Date shall mean August 2, 2026.

FATCA shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the NYFRB (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

First Amendment shall mean the First Amendment to the Fourth Amended and Restated Credit Agreement, dated as of the First Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

First Amendment Effective Date shall mean September 27, 2024.

Fixed Charges shall mean for any period of determination the sum of the Loan Parties’ (i) interest expense, (ii) income taxes due and payable, (iii) current and other scheduled principal installments on Indebtedness (as adjusted for prepayments) and (iv) capital expenditure payments or capitalized lease payments, in each case, for such period determined and consolidated in accordance with GAAP, and calculated on a Pro Forma Basis.

Flood Laws shall mean all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and other Laws related thereto.

Foreign Lender shall mean (i) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (ii) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiaries shall mean, for any Person, each Subsidiary of such Person that is incorporated or organized under the laws of any jurisdiction other than the United States of America or any state or territory thereof.

Fourth Amendment and Restatement Effective Date shall mean the Business Day on which the first Loan shall be made, which shall be August 2, 2023.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles; Changes in GAAP], and applied on a consistent basis both as to classification of items and amounts.

Guarantor shall mean each of the Restricted Subsidiaries and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1).

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) executed and delivered by each of the Guarantors to the Administrative Agent for the benefit of the Lenders.

Hallador Sands shall mean Hallador Sands, LLC, a Delaware limited liability company, and any successor or assign.

Hedge Liabilities shall mean the Interest Rate Hedge Liabilities.

High Point shall mean High Point Land Holdings, LLC, a Delaware limited liability company.

Hourglass Sands shall mean Hourglass Sands, LLC, a Delaware limited liability company.

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements and Eligible PPAs, but excluding any transaction described in the proviso set forth in the definition of Eligible PPA, to the extent such transaction would not, absent this parenthetical phrase, otherwise constitute Indebtedness pursuant to this definition) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indebtedness for Borrowed Money shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person and the undrawn stated amount of all letters of credit issued for the account of such Person, (iv) obligations with respect to capitalized leases, (v) PPA Debt to the extent such PPA Debt is secured by a Lien, it being understood, for the avoidance of doubt, that (x) PPA Debt that is not secured by a Lien shall not constitute Indebtedness for Borrowed Money and (y) any other forward sale or purchase agreement that is (A) unsecured and (B) includes a prepayment in consideration of the delivery of electricity prior to the delivery of such electricity shall not constitute Indebtedness for Borrowed Money, or (vi) any Guaranty of Indebtedness of the type described in clauses (i) through (v) above.

Indemnified Taxes shall mean (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any

Loan Document, and (ii) to the extent not otherwise described in the preceding clause (i), Other Taxes.

Indemnitee shall have the meaning specified in Section 11.3.2 [Indemnification by the Borrower].

Indemnity shall mean the Indemnity Agreement in the form of Exhibit 1.1(I)(1) relating to possible environmental liabilities associated with any of the owned or leased real property of the Loan Parties or their Subsidiaries.

Information shall mean all information received from the Loan Parties or any of their Subsidiaries relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Initial Term A Loan shall have the meaning specified in Section 3.1 [Initial Term A Loan Commitments].

Initial Term A Loan Commitment shall mean, as to any Lender, the amount that, as of the Fourth Amendment and Restatement Effective Date, was set forth opposite its name on Schedule 1.1(B) (as in effect on such date) in the column labeled “Amount of Commitment for Term Loans,” as such Commitment is thereafter assigned or modified, and Initial Term A Loan Commitments shall mean the aggregate Initial Term A Loan Commitments of all of the Lenders.

Initial Term A Loan Lenders shall have the meaning assigned to such term in the Amendment and Restatement Agreement.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intellectual Property means the following: (a) copyrights, mask works (including integrated circuit designs) and rights in works of authorship, registrations and applications for registration thereof, (b) trademarks, service marks, trade names, slogans, domain names, logos, trade dress and registrations and applications of registrations thereof, (c) patents, as well as any reissued and reexamined patents and extensions corresponding to the patents and any patent applications, as well as any related continuation, continuation in part and divisional applications and patents issuing therefrom, and all inventions, discoveries and designs claimed or described therein, (d) trade secrets, and other confidential information, including ideas, designs, concepts, compilations of information, databases and rights in data, methods, techniques, procedures, processes and other know-how, whether or not patentable and (e) all other intellectual property or industrial property.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties in the form attached hereto as Exhibit 1.1(I)(2).

Intercreditor Agreement means an intercreditor agreement, by and among the Administrative Agent, the Loan Parties and the agent or other representative with respect to Indebtedness that is permitted under Section 8.2.1(xiii) and permitted to be secured under clause (xvii) of the definition of Permitted Liens, providing that the Liens securing such Indebtedness shall have the ranking described in clause (xvii) of the definition of Permitted Liens and containing other customary terms, in form and substance reasonably satisfactory to the Administrative Agent.

Interest Period shall mean the period of time selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Loans bear interest under the Term SOFR Rate Option.  Subject to the last sentence of this definition, such period shall be with respect to Loans bearing interest under the Term SOFR Rate Option, one or three Months, as selected by the Borrower.  Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the Term SOFR Rate Option if the Borrower is renewing or converting to the Term SOFR Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date or the Maturity Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by the Loan Parties or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, the Guarantor and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Hedge Liabilities shall have the meaning ascribed to such term in the definition of Lender Provided Interest Rate Hedge.

Interest Rate Option shall mean any Base Rate Option or Term SOFR Rate Option.

Investment Property shall mean a security, whether certificated or uncertificated, Security Entitlement (as defined in the Uniform Commercial Code) or Securities Account.

IRS shall mean the United States Internal Revenue Service.

ISP98 shall have the meaning specified in Section 11.11.1 [Governing Law].

Issuing Lender means PNC Bank, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that Borrower, Administrative Agent and such other Lender may agree may from time to time issue Letters of Credit hereunder.

Joint Venture shall mean a corporation, partnership, limited liability company or other entities in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Law shall mean any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

Lender Provided Commodity Hedge shall mean a Commodity Hedge which is entered into with any Lender or its Affiliate and with respect to which such Lender or other Person confirms to Administrative Agent in writing prior to the execution thereof that it (i) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (ii) provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging purposes (rather than speculative) purposes.  The Commodity Hedge Liabilities owing to the provider of any Lender Provided Commodity Hedge by any Loan Party that is party to such Lender Provided Commodity Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Commodity Hedge Liabilities under a Lender Provided Commodity Hedge shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which such Lender confirms to Administrative Agent in writing prior to the execution thereof that it:  (a) is documented in a standard International Swaps and Derivatives Association Master Agreement or another reasonable and customary manner, (b)  provides for the method of calculating the reimbursable amount of the provider’s credit exposure in a reasonable and customary manner, and (c) is entered into for hedging (rather than speculative) purposes.  The liabilities owing to the provider of any Lender Provided Interest Rate Hedge (the “Interest Rate Hedge Liabilities”) by any Loan Party that is party to such Lender Provided Interest Rate Hedge shall, for purposes of this Agreement and all other Loan Documents be “Obligations” of such Person and of each other Loan Party, be guaranteed obligations under any Guaranty Agreement and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 9.2.5 [Application of Proceeds].

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for or references the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations, “Lenders” shall include any Affiliate of a Lender to which such Obligation is owed and any other Secured Party.

Lessor Consents shall have the meaning specified in Section 7.1.1(vii) [Deliveries].

Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation means, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Leverage Ratio shall mean, as of the end of any date of determination, the ratio of (A) Consolidated Funded Debt of the Loan Parties on such date to (B) Consolidated EBITDA (i) for the four fiscal quarters then ending if such date is a fiscal quarter end or (ii) for the four fiscal quarters most recently ended if such date is not a fiscal quarter end.

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Liquidity means, as of any date of determination, (a) unrestricted cash and Permitted Investments of the Borrower and the other Loan Parties on a consolidated basis (in each case under this clause (a), to the extent such cash and Permitted Investments are subject to effective Control Agreements, if required under Section 2.3(b) of the Amendment and Restatement Agreement as of such date of determination subject to the post-closing period contained therein), plus (b) the amount by which the Revolving Credit Commitments exceed the Revolving Facility Usage as of such date of determination.

Loan Documents shall mean this Agreement, the Administrative Agent’s Letter, the Collateral Assignment, the Guaranty Agreement, the Indemnity, the Intercompany Subordination Agreement, the Mortgages, the Notes, the Pledge Agreement, the Security Agreement, any Intercreditor Agreement, any other agreement designated by the Administrative

Agent and the Borrower as a Loan Document, and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrower and the Guarantors.

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans, Swing Loans and Initial Term A Loans or any Revolving Credit Loan, Swing Loan or Initial Term A Loan.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Material Intellectual Property means any Intellectual Property owned or licensed by a Loan Party or a Restricted Subsidiary that is material (as reasonably determined by the Administrative Agent) to the businesses of the Loan Parties and/or their Restricted Subsidiaries.

Maturity Date shall mean March 31, 2026.

MISO Letter of Credit shall mean the letter of credit with a face amount of up to $6,000,000 that may be issued by PNC Bank in favor of Midcontinent Independent System Operator and any letter of credit issued in replacement or substitution thereof.

Month, with respect to an Interest Period under the Term SOFR Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any Term SOFR Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Mortgage or Mortgages shall mean each Mortgage and each Mortgage Amendment in substantially the form of Exhibit 1.1(M)(1) and Exhibit 1.1(M)(2) executed and delivered by the Loan Parties to the Administrative Agent for the benefit of the Lenders with respect to the Real Property that is owned by any of the Loan Parties, or with respect to the Real Property that is leased by any of the Loan Parties and that includes surface rights and significant facilities of any of the Loan Parties, including any amendments thereto but not including any leased office space.

Multiemployer Plan shall mean any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Non-Consenting Lender shall have the meaning specified in Section 11.1 [Modifications, Amendments or Waivers].

Non-Qualifying Party shall mean any Loan Party that fails for any reason to qualify as an Eligible Contract Participant on the Effective Date of the applicable Swap.

Notes shall mean, collectively, and Note shall mean separately, the promissory notes in the form of Exhibit 1.1(N)(1) evidencing the Revolving Credit Loans, in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan, and in the form of Exhibit 1.1(N)(3) evidencing the Initial Term A Loans.

Notices shall have the meaning specified in Section 11.5 [Notices; Effectiveness; Electronic Communication].

NYFRB shall mean the Federal Reserve Bank of New York.

Oaktown Gas shall have the meaning set forth in Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures].

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Administrative Agent’s Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates or other persons provided for under such Loan Documents, (ii) any Lender Provided Interest Rate Hedge, and (iii) any Other Lender Provided Financial Service Products.  Notwithstanding anything to the contrary contained in the foregoing, the Obligations shall not include any Excluded Hedge Liabilities.

Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Other Connection Taxes shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient (or an agent or affiliate thereof) and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

Other Lender Provided Financial Service Products shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) foreign currency exchange, or (h) Lender Provided Commodity Hedge.

Other Taxes shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 5.6.2 [Replacement of a Lender]).

Overnight Bank Funding Rate shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Administrative Agent for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

Participant has the meaning specified in Section 11.8.4 [Participations].

Participant Register shall have the meaning specified in Section 11.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Payment Date shall mean (a) with respect to Revolving Credit Loans, the first day of each calendar quarter after the date hereof and on the Expiration Date, or upon acceleration of the Notes, and (b) with respect to Initial Term A Loans, the first day of each calendar quarter after the date hereof and on the Maturity Date, or upon acceleration of the Notes.

Payment In Full and Paid In Full shall mean payment in full in cash of the Loans and other Obligations hereunder (other than Unasserted Obligations), termination of the Commitments and expiration or termination of all Letters of Credit or cash collateralization of any unexpired Letters of Credit.

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either (i) is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been sponsored, maintained or contributed to by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group, or in the case of a “multiple employer” or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

Permitted Acquisition shall have the meaning assigned to that term in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions].

Permitted Investments shall mean:

(i)direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(ii)commercial paper maturing in 180 days or less rated not lower than A-1, by Standard & Poor’s or P-1 by Moody’s Investors Service, Inc. on the date of acquisition;

(iii)demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor’s on the date of acquisition;

(iv)money market or mutual funds whose investments are limited to those types of investments described in clauses (i) (iii) above;

(v)investments made under the Cash Management Agreements or under cash management agreements with any other Lenders; and

(vi)Permitted Acquisitions.

Permitted Liens shall mean:

(i)Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)Pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the intended use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations (including obligations in connection with Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products);

(vii)Liens on property leased by any Loan Party or Subsidiary of such Loan Party under operating leases;

(viii)Any Lien existing on the date of this Agreement and described on Schedule 1.1(P)(1), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix)(A) Purchase Money Security Interests, (B) Liens on any fixed assets that were acquired by any Loan Party during the period from October 1, 2022 through the Fourth Amendment and Restatement Effective Date and are listed on Schedule 1.1(P)(2) and any proceeds thereof, and (C) Liens on property leased by any Loan Party under capital leases; provided that the aggregate amount of loans, deferred payments and other Indebtedness secured by such Purchase Money Security Interests or such other Liens shall not exceed $25,000,000 (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P)(1));

(x)The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon either has not commenced or have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

(1)Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)Defects of title to, real or personal property;

(3)Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens incurred in the ordinary course of business or the ordinary course of construction, and in either case such claims or liens do not result in a Material Adverse Change; or

(4)Liens resulting from final judgments or orders described in Section 9.1.7 [Final Judgments or Orders];

(xi)Judgment Liens not constituting an Event of Default;

(xii)Liens securing Indebtedness that will be repaid with the first advances under this Agreement;

(xiii)Liens existing on any property prior to the acquisition thereof by a Loan Party or any Subsidiary thereof including pursuant to a Permitted Acquisition; provided that (1) such Lien is not created in contemplation of or in connection with such acquisition or such Permitted Acquisition, as applicable, (2) such Lien shall not apply to any other property of the Loan Parties or any Subsidiary thereof and (3) such Lien secures only Indebtedness permitted under Sections 8.2.1(xiii) and 8.2.1(xiv) on the date of such acquisition or Permitted Acquisition, as the case may be;

(xiv)precautionary Liens on accounts receivable and related assets subject to sales or assignments permitted under Section 8.2.7(iv) [Dispositions of Assets or Subsidiaries];

(xv)Liens that are replacements of Permitted Liens so long as the replacement Liens only encumber those assets that secured the original Indebtedness;

(xvi)Liens securing Indebtedness in an aggregate principal amount not to exceed $5,000,000 that is permitted pursuant to Section 8.2.1(xvii); provided that such Liens shall not attach to any assets that are not Collateral;

(xvii)Liens on assets that constitute Collateral securing obligations under Eligible PPAs (for so long as such Eligible PPAs satisfy the definition of Eligible PPA without giving effect to the proviso in such definition) in an aggregate amount not in excess of the lesser of (x) the amount of PPA Debt and (y) $60,000,000, so long as such Liens rank junior to the Liens on the Collateral securing the Obligations pursuant, and such Liens  are subject at all times, to an Intercreditor Agreement; and

(xviii)Liens on cash collateral, cash deposits and deposit accounts (including proceeds from any draw upon (x) the MISO Letter of Credit and (y) letters of credit other than Letters of Credit), that in each case support obligations under (i) the MISO Letter of Credit, (ii) power purchase agreements or (iii) Commodity Hedge Liabilities owing to Persons other than Lenders and their respective Affiliates in respect of power generation hedges, securing obligations (in the case of letters of credit, measured by face amount) not to exceed $15,000,000 in the aggregate for all such cash collateral, cash deposits, deposit accounts and letters of credit in place at any time.

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Pledge Agreement shall mean the Fourth Amended and Restated Pledge Agreement, dated as of the Fourth Amendment and Restatement Effective Date, in substantially the form of Exhibit 1.1(P) executed and delivered by the Loan Parties and Hallador Sands and certain of its Subsidiaries to the Administrative Agent for the benefit of the Lenders.

PNC Bank shall mean PNC Bank, National Association, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

PPA Counterparty shall have the meaning set forth in the definition of Eligible PPA.

PPA Debt shall mean the amount of any and all payments made by any PPA Counterparty in its capacity as such under an Eligible PPA; provided that the PPA Debt shall be deemed to be zero (a) at any time prior to the date the first such payment is made and (b) at any time after all electricity and power required to be delivered under an Eligible PPA has been delivered by the Loan Parties and their respective Subsidiaries.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to statutory Liens for taxes not yet due and payable or Purchase Money Security Interests.

Pro Forma Basis shall mean:

(a) any material investment, Permitted Acquisition or disposition of all or substantially all of the assets or Capital Stock of any Restricted Subsidiary or of any division or product line or coal or other mine or mineral reserves, and any dividend or distribution on, or re-purchases of, Capital Stock of the Borrower made or to be made by any Loan Party during the applicable reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect as if it had occurred on the first day of the applicable reference period;

(b)any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such reference period;

(c)any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such reference period;

(d)Fixed Charges shall be calculated after giving pro forma effect to incurrences and repayments of Indebtedness (other than ordinary course working capital borrowings and repayments under revolving credit facilities) during the applicable reference period or subsequent to such reference period and on or prior to the date of determination to the extent in connection with any transaction referred to in clause (a) above as if it had occurred on the first day of the applicable reference period; and

(e)if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the calculation date had been the applicable rate for the entire period (taking into account the effect on such interest rate of any Lender Provided Interest Rate Hedge or Lender Provided Commodity Hedge applicable to such Indebtedness).

For purposes of this definition, whenever pro forma effect is given to a transaction, the pro forma calculations shall be made in good faith by an Authorized Officer of the Borrower and in a manner consistent with Article 11 of Regulation S-X of the Securities Act, as set forth in a certificate of an Authorized Officer of Borrower (with supporting calculations) and reasonably acceptable to the Administrative Agent.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility (to the extent required to be computed on a pro forma basis) shall be computed based upon the average daily balance of such Indebtedness during the applicable period.  Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.  For the avoidance of doubt, Fixed Charges for purposes of calculating Excess Cash Flow shall not be calculated on a Pro Forma Basis.

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans (or capital leases) to any Loan Party or Subsidiary of such Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified ECP Loan Party shall mean each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a

“commodity pool” as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a “letter of credit or keepwell, support, or other agreement” for purposes of Section 1a(18)(A)(v)(II) of the CEA.

Qualifying Term Loan Deposit at any time shall mean cash in Dollars that (a) shall have been deposited, on or following the Third Amendment Effective Date and on or prior to the Qualifying Term Loan Deposit Deadline, by the Borrower with the Administrative Agent in the Administrative Agent’s capacity as a deposit bank, (b) is subject at all times to a first priority perfected Lien of the Administrative Agent under one or more Collateral Documents for the benefit of the Secured Parties (and is subject to no other Lien other than Permitted Liens which are non-consensual Permitted Liens) and (c) is in an amount equal to no less than the Qualifying Term Loan Deposit Minimum Amount at such time.

Qualifying Term Loan Deposit Account shall mean the deposit account at the Administrative Agent in which the Qualifying Term Loan Deposit is held.

Qualifying Term Loan Deposit Deadline shall mean August 31, 2025.

Qualifying Term Loan Deposit Excess at any time shall mean the excess (if any) of (x) the amount of Qualifying Term Loan Deposit at such time and (y) the Qualifying Term Loan Deposit Minimum Amount at such time.

Qualifying Term Loan Deposit Minimum Amount at any time shall mean 100.0% of the aggregate principal amount of Term Loans outstanding at such time.

Ratable Share shall mean:

(i)with respect to a Lender’s obligation to make Revolving Credit Loans, participate in Letters of Credit and other Letter of Credit Obligations, and receive payments, interest, and fees related thereto (including, for the avoidance of doubt, Commitment Fees and Letter of Credit Fees), the proportion that such Lender’s Revolving Credit Commitment bears to the Revolving Credit Commitments of all of the Lenders, provided however that if the Revolving Credit Commitments have terminated or expired, the Ratable Shares for purposes of this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments;

(ii)with respect to a Lender’s obligation to make Initial Term A Loans and receive payments, interest, and fees related thereto, the proportion that such Lender’s Initial Term A Loans bears to the Initial Term A Loans of all of the Lenders; and

(iii)with respect to all other matters as to a particular Lender, the percentage obtained by dividing (i) such Lender’s Revolving Credit Commitment plus the Initial Term A Loans of such Lender, by (ii) the sum of the aggregate amount of the Revolving Credit Commitments plus the Initial Term A Loans of all Lenders; provided however that if the Revolving Credit Commitments have terminated or expired, the computation in this clause shall be determined based upon the Revolving Credit Commitments most recently in effect, giving effect to any assignments, and not on the current amount of the Revolving Credit Commitments and provided further in the case of Section 2.10 [Defaulting Lenders] when a Defaulting Lender shall exist, “Ratable Share” shall mean the percentage of the aggregate Commitments and Initial Term A Loans (disregarding any Defaulting Lender’s Commitment and Initial Term A Loan) represented by such Lender’s Commitment.

Real Property shall mean all interests in real property, both owned and leased, and the surface, coal, and mineral rights, interests, licenses, easements, right of ways, water rights, coal leases, and other interests of each Loan Party (other than Summit Terminal) associated with the properties described on Schedule 1.1(R), which shall be encumbered by a Mortgage, as described on Schedule 1.1(R).

Recipient shall mean (i) the Administrative Agent, (ii) any Lender and (iii) the Issuing Lender, as applicable.

Regulated Substances shall mean, without limitation, any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a “hazardous substance”, “pollutant”, “pollution”, “contaminant”, “hazardous or toxic substance”, “extremely hazardous substance”, “toxic chemical”, “toxic substance”, “toxic waste”, “hazardous waste”, “special handling waste”, “industrial waste”, “residual waste”, “solid waste”, “municipal waste”, “mixed waste”, “infectious waste”, “chemotherapeutic waste”, “medical waste”, “regulated substance” or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

Relevant Governmental Body shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Reportable Compliance Event shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

Required Environmental Notices shall mean all notices, reports, plans, forms or other filings which are required pursuant to Environmental Laws or Required Environmental Permits to be submitted to an Official Body or which otherwise must be maintained.

Required Environmental Permits shall mean all permits, licenses, bonds, consents, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Real Property.

Required Lenders shall mean

(A)If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender) having more than 50% of the sum of (a) the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender), and (b) the aggregate outstanding amount of any Initial Term A Loans.

Required Mining Permits shall mean all permits, licenses, authorizations, plans, approvals and bonds necessary under the Environmental Laws for the Loan Parties or any Subsidiary to continue to conduct coal mining and related operations on, in or under the Real Property, and any and all other mining properties owned or leased by any such Loan Party or Subsidiary (collectively, “Mining Property”) substantially in the manner as such operations had been authorized immediately prior to such Loan Party’s acquisition of its interests in the Real Property and as may be necessary for such Loan Party to conduct coal mining and related operations on, in or under the Mining Property as described in any plan of operation.

Required Share shall have the meaning assigned to such term in Section 5.11 [Settlement Date Procedures].

Resolution Authority means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

Restricted Subsidiaries shall mean any and all existing and hereinafter acquired or created Subsidiaries of the Borrower or any other Loan Party other than the Excluded Subsidiaries.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount set forth opposite its name on Schedule 1.1(B) as of the Fourth Amendment and Restatement Effective Date in the column labeled “Revolving Credit Commitment,” as such Commitment is thereafter assigned or modified, and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, Swing Loans and the Letter of Credit Obligations.

Revolving Lenders shall have the meaning assigned to such term in the Amendment and Restatement Agreement and shall include their respective successors and assigns as permitted hereunder.

Sanctioned Country shall mean a country subject to a sanctions program maintained under any Anti-Terrorism Law.

Sanctioned Person shall mean any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

Second Amendment shall mean the Second Amendment to the Fourth Amended and Restated Credit Agreement, dated as of the Second Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

Second Amendment Effective Date shall mean October 23, 2024.

Secured Parties shall mean the Administrative Agent, each Lender, each provider of Other Lender Provided Financial Service Products and each provider of Lender Provided Interest Rate Hedges to any of the Loan Parties.

Securities Account shall mean any “Securities Account” as defined in the Uniform Commercial Code.

Securities Account Control Agreement shall mean an agreement in a form that is reasonably satisfactory to the Administrative Agent establishing the Administrative Agent’s Control with respect to any Securities Account.

Securities Act shall mean the Securities Act of 1933.

Security Agreement shall mean the Amended and Restated Security Agreement, dated as of the Fourth Amendment and Restatement Effective Date, in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.

Security Documents shall mean the Security Agreement, the Pledge Agreement, the Collateral Assignment, the Mortgages, deeds of trust, and all other documents, instruments,

and agreements sufficient to provide the Administrative Agent for the benefit of the Lenders with a first priority perfected Lien, subject only to Permitted Liens, on the Collateral.

Settlement Date shall mean any Business Day on which the Administrative Agent elects to effect settlement pursuant to Section 5.11 [Settlement Date Procedures].

SOFR means, for any day, a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

SOFR Adjustment means, for Term SOFR Rate, the following:

SOFR Adjustment	Interest Period
10 basis points (0.10%)	For a 1-month Interest Period
15 basis points (0.15%)	For a 3-month Interest Period

SOFR Floor shall mean a rate of interest per annum equal to 50 basis points (0.50%).

Solvent shall mean, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Specified [REDACTED] PPA shall mean a power purchase agreement anticipated to be entered into by one or more Loan Parties with [REDACTED] on or prior to the Qualifying Term Loan Deposit Deadline which satisfies all of the requirements of the definition of Eligible PPA other than the fact that such power purchase agreement may contain one or more Specified [REDACTED] PPA Covenants.

Specified [REDACTED] PPA Covenants shall mean covenants in the Specified [REDACTED] PPA which (i) has the effect of limiting the incurrence of indebtedness, including leases, revolving credit lines, loans, bonds, debentures, and other similar arrangements, by

Borrower and its Subsidiaries to no less than $240,000,000 in the aggregate and/or (ii) has the effect of requiring the Borrower to maintain a market capitalization of more than $175,000,000.

Standard & Poor’s shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

Statements shall have the meaning specified in Section 6.1.6(i) [Historical Statements].

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 6.1.2 [Subsidiaries and Owners; Investment Companies].

Summit Terminal shall mean Summit Terminal, LLC, a Delaware limited liability company.

Swap shall mean any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or  (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

Swap Obligation shall mean any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a Lender Provided Interest Rate Hedge or Lender Provided Commodity Hedge.

Swing Loan Commitment shall mean PNC Bank’s commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $15,000,000.

Swing Loan Lender shall mean PNC Bank, in its capacity as a lender of Swing Loans.

Swing Loan Note shall mean the Swing Loan Note of the Borrower in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Request] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Term Loans shall mean collectively the Initial Term A Loans and the Incremental Term Loans.

Term SOFR Administrator shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

Term SOFR Rate shall mean, with respect to any amount to which the Term SOFR Rate Option applies, for any Interest Period, the interest rate per annum determined by the Administrative Agent  (rounded upwards, at the Administrative Agent’s discretion, to the nearest 1/100th of 1%) equal to the Term SOFR Reference Rate for a tenor comparable to such Interest Period, as such rate is published by the Term SOFR Administrator on the day (the “Term SOFR Determination Date”) that is two (2) Business Days prior to the first day of such Interest Period.  If the Term SOFR Reference Rate for the applicable tenor has not been published or replaced with a Benchmark Replacement by 5:00 p.m. (Pittsburgh, Pennsylvania time) on the Term SOFR Determination Date, then the Term SOFR Reference Rate shall be the Term SOFR Reference Rate for such tenor on the first Business Day preceding such Term SOFR Determination Date for which such Term SOFR Reference Rate for such tenor was published in accordance herewith, so long as such first preceding Business Day is not more than three (3) Business Days prior to such Term SOFR Determination Date.  If the Term SOFR Rate, determined as provided above, would be less than the SOFR Floor, then the Term SOFR Rate shall be deemed to be the SOFR Floor.  The Term SOFR Rate shall be adjusted automatically without notice to the Borrower on and as of  the first day of each Interest Period.

Term SOFR Rate Option shall mean the option of the Borrower to have Loans bear interest at the rate and under the terms set forth in Section 4.1.1(b) [Revolving Credit Term SOFR Rate Option] or Section 4.1.2(b) [Initial Term A Loan Term SOFR Rate Option], as applicable.

Term SOFR Reference Rate shall mean the forward-looking term rate based on SOFR.

Third Amendment shall mean the Third Amendment to the Fourth Amended and Restated Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.

Third Amendment Effective Date shall mean June 27, 2025.

[REDACTED] shall mean the collective reference to [REDACTED] Group Pte. Ltd. and its Affiliates.

UCP shall have the meaning specified in Section 11.11.1 [Governing Law].

UK Financial Institution shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

Unasserted Obligations shall mean contingent indemnification obligations (other than Letter of Credit Obligations) under the Loan Documents to the extent no claim giving rise thereto has been asserted.

Uniform Commercial Code means the Uniform Commercial Code as in effect from time to time in the State of Pennsylvania; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Administrative Agent’s security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a U.S. jurisdiction other than the State of Pennsylvania, the term “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

U.S. Government Securities Business Day  shall mean any day except for (a) a Saturday or Sunday or (b) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

U.S. Person shall mean any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate shall have the meaning specified in Section 5.9.7 [Status of Lenders].

Weighted Average Life to Maturity means, when applied to any Indebtedness on any date, the number of years obtained by dividing:  (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

Withholding Agent shall mean any Loan Party, the Administrative Agent and any other applicable withholding agent.

Write-Down and Conversion Powers means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (ii) the words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person’s successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding,” and “through” means “through and including”; (vii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Standard Time or Eastern Daylight Time, as applicable.
1.3Accounting Principles; Changes in GAAP.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 8.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 8.2 [Negative Covenants]) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 6.1.6(i) [Historical Statements].  Notwithstanding the foregoing, if the Borrower notifies the Administrative Agent in writing that the Borrower wishes to amend any financial covenant in

Section 8.2 [Negative Covenants] of this Agreement, any related definition and/or the definition of the term Leverage Ratio for purposes of interest and Letter of Credit Fee determinations to eliminate the effect of any change in GAAP occurring after the Fourth Amendment and Restatement Effective Date on the operation of such financial covenants and/or interest or Letter of Credit Fee determinations (or if the Administrative Agent notifies the Borrower in writing that the Required Lenders wish to amend any financial covenant in Section 8.2 [Negative Covenants], any related definition and/or the definition of the term Leverage Ratio for purposes of interest and Letter of Credit Fee determinations to eliminate the effect of any such change in GAAP), then the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratios or requirements to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, the Loan Parties’ compliance with such covenants and/or the definition of the term Leverage Ratio for purposes of interest and Letter of Credit Fee determinations shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenants or definitions are amended in a manner satisfactory to the Borrower and the Required Lenders, and the Loan Parties shall provide to the Administrative Agent, when they deliver their financial statements pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements] of this Agreement, such reconciliation statements as shall be reasonably requested by the Administrative Agent.

1.4Benchmark Replacement Notification.  Section 4.5.4 [Benchmark Replacement Setting] of this Agreement provides a mechanism for determining an alternative rate of interest in the event that the Term SOFR Rate is no longer available or in certain other circumstances. The Administrative Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the Term SOFR Rate or with respect to any alternative or successor rate thereto, or replacement rate therefor.
2.REVOLVING CREDIT AND SWING LOAN FACILITIES
2.1Revolving Credit Commitments.
2.1.1Revolving Credit Loans.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Revolving Lender severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to such Loan (i) the aggregate amount of Revolving Credit Loans from such Revolving Lender shall not exceed such Revolving Lender’s Revolving Credit Commitment minus such Revolving Lender’s Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations and (ii) the Revolving Facility Usage shall not exceed the Revolving Credit Commitments.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.
2.1.2Swing Loan Commitment.  Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC Bank may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the “Swing Loans”) to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment, provided that the aggregate principal amount of PNC Bank’s Swing Loans and the Revolving Credit Loans of all the Revolving Lenders at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Revolving Lenders.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.2.

2.2Nature of Revolving Lenders’ Obligations with Respect to Revolving Credit Loans.  Each Revolving Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate of each Revolving Lender’s Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Revolving Lender hereunder are several.  The failure of any Revolving Lender to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Revolving Lender to perform its obligations hereunder.  The Revolving Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.
2.3Commitment Fees.   Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender according to its Ratable Share, a nonrefundable commitment fee (the “Commitment Fee”) equal to 0.50% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) times the average daily difference between the amount of (i) the Revolving Credit Commitments and (ii) the Revolving Facility Usage (provided however, that solely in connection with determining the share of each Revolving Lender in the Commitment Fee, the Revolving Facility Usage with respect to the portion of the Commitment Fee allocated to PNC Bank shall include the full amount of the outstanding Swing Loans, and with respect to the portion of the Commitment Fee allocated by the Administrative Agent to all of the Revolving Lenders other than PNC Bank, such portion of the Commitment Fee shall be calculated (according to each such Revolving Lender’s Ratable Share) as if the Revolving Facility Usage excludes the outstanding Swing Loans); provided, further, that any Commitment Fee accrued with respect to the Revolving Credit Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Credit Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.
2.4Reduction or Termination of Revolving Credit Commitments.  The Borrower shall have the right, upon not less than three (3) Business Days’ notice to the Administrative Agent, from time to time, to terminate or reduce the aggregate amount of the Revolving Credit Commitments (ratably among the Revolving Lenders in proportion to their Ratable Shares); provided that no such reduction of Revolving Credit Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the Revolving Facility Usage would exceed the aggregate Revolving Credit Commitments of the Revolving Lenders.  Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.  Any such termination or reduction shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 5.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to terminate or reduce the Revolving Credit Commitments under this Section 2.4 shall be irrevocable.

2.5Revolving Credit Loan Requests; Swing Loan Requests.
2.5.1Revolving Credit Loan Requests.  Except as otherwise provided herein (and subject to Section 4.6 [Selection of Interest Rate Options]), the Borrower may from time to time prior to the Expiration Date request the Revolving Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans pursuant to Section 4.3 [Interest Periods], by delivering to the Administrative Agent, not later than 10:00 a.m., (i) three (3) Business Days (or, solely in the case of a Revolving Credit Loan requested to be made on the Fourth Amendment and Restatement Effective Date, two (2) Business Days) prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the Term SOFR Rate Option applies or the conversion to or the renewal of the Term SOFR Rate Option for any Loans; and (ii) one (1) Business Day prior to either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a “Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the Term SOFR Rate Option and in integral multiples of $100,000 and not less than the lesser of $500,000 or the maximum amount available for Borrowing Tranches under the Base Rate Option.
2.5.2Swing Loan Requests.  Except as otherwise provided herein, the Borrower may from time to time prior to the Expiration Date request PNC Bank to make Swing Loans by delivery to PNC Bank not later than 12:00 p.m. Pittsburgh time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a “Swing Loan Request”), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

2.6Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.
2.6.1Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the Revolving Lenders of its receipt of such Loan Request specifying the information provided by the Borrower and the apportionment among the Revolving Lenders of the requested Revolving Credit Loans as determined by the Administrative Agent in accordance with Section 2.2 [Nature of Revolving Lenders’ Obligations with Respect to Revolving Credit Loans].  Each Revolving Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Revolving Lenders have made funds available to it for such purpose and subject to Section 7.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m., on the applicable Borrowing Date; provided that if any Revolving Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Revolving Lender on such Borrowing Date, and such Revolving Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].
2.6.2Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Loan that such Revolving Lender will not make available to the Administrative Agent such Revolving Lender’s share of such Loan, the Administrative Agent may assume that such Revolving Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Revolving Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Revolving Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Loans under the Base Rate Option.  If such Revolving Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Revolving Lender’s Loan.  Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make such payment to the Administrative Agent.
2.6.3Making Swing Loans.  So long as PNC Bank elects to make Swing Loans, PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:00 p.m. Pittsburgh time on the Borrowing Date.

2.6.4Repayment of Revolving Credit Loans and Swing Loans.  The Borrower shall repay the Revolving Credit Loans and Swing Loans together with all outstanding interest thereon on the Expiration Date.
2.6.5Borrowings to Repay Swing Loans.  PNC Bank may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Revolving Lender shall make a Revolving Credit Loan in an amount equal to such Revolving Lenders’ Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC Bank so requests, accrued interest thereon, provided that no Revolving Lender shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment minus its Ratable Share of Letter of Credit Obligations.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision.  PNC Bank shall provide notice to the Revolving Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Revolving Lenders, and the Revolving Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC Bank so requests, which shall not be earlier than 3:00 p.m. Pittsburgh time on the Business Day next after the date the Revolving Lenders receive such notice from PNC Bank.
2.6.6Swing Loans Under Cash Management Agreements.  In addition to making Swing Loans pursuant to the foregoing provisions of Section 2.6.3 [Making Swing Loans], without the requirement for a specific request from the Borrower pursuant to Section 2.5.2 [Swing Loan Requests], PNC Bank may make Swing Loans to the Borrower in accordance with the provisions of the agreements between the Borrower and PNC Bank relating to the Borrower’s deposit, sweep and other accounts at PNC Bank and related arrangements and agreements regarding the management and investment of the Borrower’s cash assets as in effect from time to time (the “Cash Management Agreements”) to the extent of the daily aggregate net negative balance in the Borrower’s accounts which are subject to the provisions of the Cash Management Agreements.  Swing Loans made pursuant to this Section 2.6.6 in accordance with the provisions of the Cash Management Agreements shall (i) be subject to the limitations as to aggregate amount set forth in Section 2.1.2 [Swing Loan Commitment], (ii) not be subject to the limitations as to individual amount set forth in Section 2.5.2 [Swing Loan Requests], (iii) be payable by the Borrower, both as to principal and interest, at the rates and times set forth in the Cash Management Agreements (but in no event later than the Expiration Date), (iv) not be made at any time after PNC Bank has received written notice of the occurrence of an Event of Default and so long as such Event of Default shall continue to exist, or, unless consented to by the Required Lenders, a Potential Default and so long as such shall continue to exist, (v) if not repaid by the Borrower in accordance with the provisions of the Cash Management Agreements, be subject to each Lender’s obligation pursuant to Section 2.6.5 [Borrowings to Repay Swing Loans], and (vi) except as provided in the foregoing subsections (i) through (v), be subject to all of the terms and conditions of this Section 2.6.6.
2.7Notes.  The Obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Revolving Lender,

together with interest thereon, shall be evidenced by a revolving credit Note and a swing Note, dated the Fourth Amendment and Restatement Effective Date payable to the order of such Revolving Lender in a face amount equal to the Revolving Credit Commitment or Swing Loan Commitment, as applicable, of such Revolving Lender.

2.8Use of Proceeds.  The proceeds of the Loans shall be used to refinance existing Indebtedness under the 2018 Credit Agreement and for general corporate purposes including ongoing working capital, capital expenditures, Permitted Acquisitions and to pay fees and expenses related to the closing of this Agreement.  The proceeds of any Letters of Credit shall be used for general corporate purposes, including, without limitation, to provide credit support for the Commodity Hedge Liabilities not prohibited under Section 8.2.19 [Power Generation Hedges], to the extent such Letters of Credit were permitted to support such Commodity Hedge Liabilities pursuant to Section 8.1.7 [Compliance with Laws; Use of Proceeds].
2.9Letter of Credit Subfacility.
2.9.1Issuance of Letters of Credit.  On the Fourth Amendment and Restatement Effective Date, the outstanding letters of credit previously issued by any Lender under the 2018 Credit Agreement that are set forth on Schedule 2.9 (the “Existing Letters of Credit”) will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder for the account of the Borrower for all purposes of this Agreement and the other Loan Documents.  Borrower may at any time prior to the Expiration Date request the issuance of a standby or trade letter of credit (each, a “Letter of Credit”) on behalf of itself or another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 10:00 a.m. at least five (5) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance.  Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, such Issuing Lender will provide Administrative Agent with a copy thereof.

Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 7 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender’s Affiliates will issue a Letter of Credit or agree to such amendment or extension, provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the Expiration Date and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $75,000,000 (the “Letter of Credit Sublimit”) or (ii) the Revolving Facility Usage exceed, at any one time, the Revolving Credit Commitments.  Each request by the Borrower for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrower that it shall be in compliance with the preceding sentence and with Section 7 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the applicable Issuing Lender will also deliver to Borrower and Administrative Agent a true and complete copy of such Letter of Credit or amendment.

Notwithstanding Section 2.9.1, the Issuing Lender shall not be under any obligation to issue any Letter of Credit if (i) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Fourth Amendment and Restatement Effective Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Fourth Amendment and Restatement Effective Date and which the Issuing Lender in good faith deems material to it, or (ii) the issuance of the Letter of Credit would violate one or more policies of the Issuing Lender applicable to letters of credit generally.

2.9.2Letter of Credit Fees.  The Borrower shall pay (i) to the Administrative Agent for the ratable account of the Revolving Lenders a fee (the “Letter of Credit Fee”) equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to 0.25% per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Borrower shall also pay to the Issuing Lender for the Issuing Lender’s sole account the Issuing Lender’s then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.
2.9.3Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit (including the Existing Letters of Credit) and each drawing thereunder in an amount equal to such Revolving Lender’s Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.
2.9.3.1In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the Borrower and the Administrative Agent thereof.  Provided that it shall have received such notice, the Borrower shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a “Reimbursement Obligation”) the Issuing Lender prior to 12:00 noon, Pittsburgh time on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a “Drawing Date”) by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender.  In the event the Borrower fails to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 12:00 noon, Pittsburgh time, on the Drawing Date, the Administrative Agent will promptly notify each Lender thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Lenders under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements.  Any notice given by the Administrative Agent or Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
2.9.3.2Each Revolving Lender shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Revolving Lenders shall (subject to Section 2.9.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount.  If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Revolving Lender’s Ratable Share of such amount by no later than 2:00 p.m., Pittsburgh time on the Drawing Date, then interest shall accrue on such Revolving Lender’s obligation to make such payment, from the Drawing Date to the date on which such Revolving Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Base Rate Option on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Revolving Lender to effect such payment on such date shall not relieve such Revolving Lender from its obligation under this Section 2.9.3.2.
2.9.3.3With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.1, because of the Borrower’s failure to satisfy the conditions set forth in Section 7.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrower shall be deemed to have incurred from the Issuing Lender a borrowing (each, a “Letter of Credit Borrowing”) in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option.  Each Revolving Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a “Participation Advance”) from such Revolving Lender in satisfaction of its participation obligation under this Section 2.9.3.
2.9.4Repayment of Participation Advances.
2.9.4.1Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the Borrower (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Revolving Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Revolving Lender, in the same funds as those received by the Administrative Agent, the amount of such Revolving Lender’s Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Revolving Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.
2.9.4.2If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Revolving Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Revolving Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.
2.9.5Documentation.  Each Loan Party agrees to be bound by the terms of the Issuing Lender’s application and agreement for letters of credit and the Issuing Lender’s written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party’s own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.9.6Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.
2.9.7Nature of Participation and Reimbursement Obligations.  Each Revolving Lender’s obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrower to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:
(i)any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, the Borrower or

any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;
(ii)the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Sections 2.1 [Revolving Credit Commitments], 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or 7.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Revolving Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];
(iii)any lack of validity or enforceability of any Letter of Credit;
(iv)any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);
(v)the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;
(vi)payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii)the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;
(viii)any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;
(x)any breach of this Agreement or any other Loan Document by any party thereto;
(xi)the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;
(xii)the fact that an Event of Default or a Potential Default shall have occurred and be continuing;
(xiii)the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and
(xiv)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.9.8Indemnity.  The Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender’s Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body.
2.9.9Liability for Acts and Omissions.  As between any Loan Party and the Issuing Lender, or the Issuing Lender’s Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or the its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender’s or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender’s gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each, an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrower or any Lender.

2.9.10Issuing Lender Reporting Requirements.  Each Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrower a schedule of the Letters of Credit issued by it, in form and substance satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.10Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.3 [Commitment Fees];
(ii)the Commitment and outstanding Loans of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 11.1 [Modifications, Amendments or Waivers]); provided, that this clause (ii) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
(iii)if any Swing Loans are outstanding or any Letter of Credit Obligations exist at the time such Lender becomes a Defaulting Lender, then:
(a)all or any part of the outstanding Swing Loans and Letter of Credit Obligations of such Defaulting Lender shall be reallocated among the Revolving Lenders that are not Defaulting Lenders (the “non-Defaulting Revolving Lenders”) in accordance with their respective Ratable Shares but only to the extent that (x) the Revolving Facility Usage does not exceed the total of all non-Defaulting Lenders’ Revolving Credit Commitments, and (y) no Potential Default or Event of Default has occurred and is continuing at such time;
(b)if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such outstanding Swing Loans, and (y) second, cash collateralize for the benefit of the Issuing Lender the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (a) above) in a deposit account held at the Administrative Agent for so long as such Letter of Credit Obligations are outstanding;
(c)if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Obligations pursuant to clause (b) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations during the period such Defaulting Lender’s Letter of Credit Obligations are cash collateralized;
(d)if the Letter of Credit Obligations of the non-Defaulting Lenders are reallocated pursuant to clause (a) above, then the fees payable to the Revolving Lenders pursuant to Section 2.9.2 [Letter of Credit Fees] shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Ratable Share; and

(e)if all or any portion of such Defaulting Lender’s Letter of Credit Obligations are neither reallocated nor cash collateralized pursuant to clause (a) or (b) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Revolving Lender hereunder, all Letter of Credit Fees payable under Section 2.9.2 [Letter of Credit Fees] with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Lender (and not to such Defaulting Lender) until and to the extent that such Letter of Credit Obligations are reallocated and/or cash collateralized; and
(iv)so long as such Lender is a Defaulting Lender, PNC Bank shall not be required to fund any Swing Loans and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender is satisfied that the related exposure and the Defaulting Lender’s then outstanding Letter of Credit Obligations will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.10(iii), and participating interests in any newly made Swing Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.10(iii)(a) (and such Defaulting Lender shall not participate therein).

If (i) a Bankruptcy Event with respect to a parent company of any Lender shall occur following the date hereof and for so long as such event shall continue, or (ii) PNC Bank or the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, PNC Bank shall not be required to fund any Swing Loan and the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless PNC Bank or the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to PNC Bank or the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower, PNC Bank and the Issuing Lender agree in writing that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto, and the Ratable Share of the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment, and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swing Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Ratable Share.

3.INITIAL TERM A LOANS
3.1Initial Term A Loan Commitments.  Subject to the terms and conditions hereof, and relying upon the representations and warranties herein set forth, each Initial Term A Loan Lender severally agrees to make a term loan (the “Initial Term A Loan”) to the Borrower on the Fourth Amendment and Restatement Effective Date in such principal amount as the Borrower shall request up to, but not exceeding such Initial Term A Loan Lender’s Initial Term A Loan Commitment. The aggregate principal amount of each Initial Term A Loan Lender’s Initial Term A Loan as of the Fourth Amendment and Restatement Effective Date is listed on Schedule 1.1(B) opposite such Initial Term A Loan Lender’s name.

3.2Nature of Initial Term A Lenders’ Obligations with Respect to Initial Term A Loans; Repayment Terms.  The obligations of each Initial Term A Loan Lender to make an Initial Term A Loan to the Borrower shall be in the proportion that such Initial Term A Loan Lender’s Initial Term A Loan Commitment bears to the Initial Term A Loan Commitments of all Initial Term A Loan Lenders to the Borrower, but each Initial Term A Loan Lender’s Initial Term A Loan to the Borrower shall never exceed its Initial Term A Loan Commitment.  The failure of any Initial Term A Loan Lender to make an Initial Term A Loan shall not relieve any other Initial Term A Loan Lender of its obligations to make an Initial Term A Loan nor shall it impose any additional liability on any other Lender hereunder.  The Lenders shall have no obligation to make Initial Term A Loans hereunder after the Fourth Amendment and Restatement Effective Date.  The Initial Term A Loan Commitments are not revolving credit commitments, and the Borrower shall not have the right to borrow, repay and reborrow under Section 3.1 [Initial Term A Loan Commitments].  Subject to the last sentence of this Section 3.2, payments of the percentage of the aggregate principal amount of the Initial Term A Loans made on the Fourth Amendment and Restatement Effective Date shall be made on the first Business Day following each fiscal quarter end of the Borrower and on the Maturity Date (each such first Business Day and Maturity Date, a “Term Loan Repayment Date”) and shall be made as set forth below (each such payment shall be referred to as an “Amortization Payment”):

Fiscal Quarters Ending	Percentage of aggregate principal amount of Initial Term A Loans made on the Fourth Amendment and Restatement Effective Date
September 30, 2023 through December 31, 2023	5.00%
March 31, 2024 through December 31, 2025	10.00%

Any and all outstanding principal and interest with respect to the Initial Term A Loans shall be due and payable on the Maturity Date for the Initial Term A Loans.  If the Qualifying Term Loan Deposit shall have been made, the Loan Parties are in compliance with Section 8.1.15 and no Event of Default shall have occurred and be continuing, the Amortization Payment required to be made on the first Term Loan Repayment Date following September 30, 2025 (the “Third Quarter 2025 Amortization Payment”) shall not be required to be made and the Third Quarter 2025 Amortization Payment shall be required to be made on the first Term Loan Repayment Date following December 31, 2025 (for the avoidance doubt, in such case the Third Quarter 2025 Amortization Payment shall be in addition to and not in lieu of the Amortization Payment otherwise payable on first Term Loan Repayment Date following December 31, 2025 and in such case, except to the extent reduced by any prepayment in accordance with Section 5.6.1, $12,500,000 in aggregate principal amount of the Initial Term A Loans shall be payable on the first Term Loan Repayment Date following December 31, 2025).

3.3Incremental Term Loans.  In the event that the Borrower exercises its option to increase the Initial Term A Loans or incur Incremental Term Loans pursuant to Section 3.4 [Increase in Term Loans], the repayment amounts in Section 3.2 shall be increased to reflect the repayment of any new Initial Term A Loans or Incremental Term Loans.

3.4Increase in Term Loans.  The Borrower may make one or more written requests to incur additional term loans hereunder (the “Incremental Term Loans” and the commitments therefor, the “Incremental Term Loan Commitments”), which may be in the form of an increase to the Initial Term A Loan Commitments or an additional tranche of term loans.  The Incremental Term Loans may be provided by existing Initial Term A Lenders (each, an “Increasing Lender”), Revolving Lenders or Persons that are not then Lenders hereunder (each, a “New Lender”).  Any such provision of Incremental Term Loans and Incremental Term Loan Commitments shall be subject to the satisfaction of the following conditions:
(a)No Obligation to Increase. No Lender shall be obligated to (x) increase its Initial Term A Loan Commitment and any increase in the Initial Term A Loan Commitment by any current Lender shall be in the sole discretion of such Lender or (y) provide an Incremental Term Loan and any Incremental Term Loan provided by any Lender shall be in the sole discretion of such Lender.
(b)Defaults. There shall exist no Event of Default or Potential Default on the effective date of the Incremental Term Loans after giving effect to the incurrence of such Incremental Term Loans.
(c)Compliance. The Borrower shall certify that it shall be in compliance on a Pro Forma Basis with the covenants contained in Section 8.2.15 [Minimum Debt Service Coverage Ratio], Section 8.2.16 [Maximum Leverage Ratios], Section 8.2.17 [Minimum Liquidity], Section 8.2.18 [Minimum Quarterly Consolidated EBITDA] and Section 8.2.19 [Power Generation Hedges] by delivering, at least five (5) Business Days prior to the issuance of any new Loans or establishment of Incremental Term Loan Commitments, a Compliance Certificate evidencing such compliance, as applicable.
(d)Aggregate Incremental Term Loan Commitments. The aggregate amount of the Incremental Term Loan Commitments shall not exceed $10,000,000.
(e)Terms of Incremental Term Loans. The Incremental Term Loans (A) shall rank pari passu in right of payment and of security with the Initial Term A Loans incurred on the Fourth Amendment and Restatement Effective Date, (B) shall not mature earlier than the Initial Term A Loans, and (C) shall not have a shorter Weighted Average Life to Maturity than the Initial Term A Loans.
(f)Minimum Commitments. The minimum amount of the increase in the Term Loan Commitments shall be $5,000,000 (or such lesser amount as shall be acceptable to the Administrative Agent).
(g)Resolutions; Opinion. The Loan Parties shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the Incremental Term Loan Commitments have been approved by such Loan Parties, (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties, (3) such amendments to the Mortgages, date down title endorsements and legal opinions of local counsel as to the enforceability of such amendments, all as shall be reasonably requested by the Administrative Agent (provided that the items in this clause (3) may be delivered following the date of the Incremental Amendment to the extent agreed by the Administrative Agent)  and (4) such other loan documentation reasonably requested by the Administrative Agent.
(h)Notes. The Borrower shall execute and deliver (1) to each Increasing Lender a replacement term Note reflecting the new amount of such Increasing Lender’s Incremental Term Loan Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated and returned to the Borrower as soon as possible) and (2) to each New Lender a term Note reflecting the amount of such New Lender’s Incremental Term Loan Commitment.
(i)Approval of New Lenders. Any New Lender shall be subject to the approval of the Administrative Agent (such approval not to be unreasonably withheld or delayed).
(j)Increasing Lenders. Each Increasing Lender shall confirm its agreement to provide its Incremental Term Loan Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Borrower and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.
(k)New Lenders - Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 3.4 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with an Incremental Term Loan Commitment in the amount set forth in such lender joinder.
(l)Amendment. Incremental Term Loans shall be effected by an amendment to this Agreement (an “Incremental Amendment”) setting forth the terms of the Incremental Term Loans executed by (x) the Administrative Agent, (y) each Increasing Lender or New Lender agreeing to provide any portion of such Incremental Term Loan and (z) the Loan Parties, and reaffirmations of the Loan Documents executed by the Loan Parties, in each case in form and substance reasonably satisfactory to the Administrative Agent. Such amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 3.4.
4.INTEREST RATES
4.1Interest Rate Options.  The Borrower shall pay interest in respect of  the outstanding unpaid principal amount of the Revolving Credit Loans and the Initial Term A Loans as selected by it from the Base Rate Option or Term SOFR Rate Option set forth below applicable to the Revolving Credit Loans or the Initial Term A Loans; it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than five (5) Borrowing Tranches in the aggregate among all of the Loans that bear interest under the Term SOFR Rate Option; provided further that if an Event of Default or Potential Default exists and is continuing, the Borrower may not request, convert to, or renew the Term SOFR Rate Option for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the Term SOFR Rate Option shall be converted immediately to the Base Rate Option, subject to the obligation of the Borrower to pay any indemnity under Section 5.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender’s highest lawful rate, the rate of interest on such Lender’s Loan shall be limited to such Lender’s highest lawful rate.

4.1.1Revolving Credit Interest Rate Options; Swing Line Interest Rate.  The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:
(a)Revolving Credit Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(b)Revolving Credit Term SOFR Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment for the applicable Interest Period plus the Applicable Margin.

Subject to Section 4.4 [Interest After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

4.1.2Initial Term A Loan Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Initial Term A Loans (subject to Section 4.1 [Interest Rate Options]):
(a)Initial Term A Loan Base Rate Option:  A fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or
(b)Initial Term A Loan SOFR Rate Option:  A rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the Term SOFR Rate as determined for each applicable Interest Period plus the SOFR Adjustment for the applicable Interest Period plus the Applicable Margin.
4.2Rate Quotations.  The Borrower may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

4.3Interest Periods.   At any time when the Borrower shall select, convert to or renew a Term SOFR Rate Option, the Borrower shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such Term SOFR Rate Option by delivering a Loan Request.  The notice shall specify an Interest Period during which such Term SOFR Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a Term SOFR Rate Option:
4.3.1Amount of Borrowing Tranche.  Each Borrowing Tranche of Loans under the Term SOFR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000; and
4.3.2Renewals.  In the case of the renewal of a Term SOFR Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.
4.4Interest After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:
4.4.1Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 4.1 [Interest Rate Options], respectively, shall be increased by 2.0% per annum;
4.4.2Other Obligations.  Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Base Rate Option plus an additional 2.0% per annum from the time such Obligation becomes due and payable and until it is Paid In Full; and
4.4.3Acknowledgment.  The Borrower acknowledges that the increase in rates referred to in this Section 4.4 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Administrative Agent.
4.5Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.
4.5.1Term SOFR Rate Unascertainable; Increased Costs.  If at any time:
(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding absent manifest error) that Term SOFR Rate cannot be determined pursuant to the definition thereof; or
(ii)any Lender determines that for any reason in connection with any request for a Loan under the Term SOFR Rate Option or conversion thereto or continuation thereof that the Term SOFR Rate does not adequately and fairly reflect the cost to such Lenders of funding, establishing or maintaining such Loan during the applicable Interest Period, as applicable, and the such Lender has provided notice of such determination to the Administrative Agent, then the Administrative Agent shall have the rights specified in Section 4.5.3 [Administrative Agent’s and Lender’s Rights].

4.5.2Term SOFR Illegality.  If at any time any Lender shall have determined, or any Official Body shall have asserted, that the making, maintenance or funding of any Loan under the Term SOFR Rate Option, or the determination or charging of interest rates based on the Term SOFR Rate, has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), then the Administrative Agent shall have the rights specified in Section 4.5.3 [Administrative Agent’s and Lender’s Rights].
4.5.3Administrative Agent’s and Lender’s Rights.  In the case of any event specified in Section 4.5.1 [Term SOFR Rate Unascertainable; Increased Costs] above, the Administrative Agent shall promptly so notify the Lenders and the Borrower thereof, and in the case of an event specified in Section 4.5.2 [Term SOFR Illegality] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrower.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrower to select, convert to or renew a Term SOFR Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrower, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent’s or such Lender’s, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 4.5.1 [Term SOFR Rate Unascertainable; Increased Costs] and the Borrower has previously notified the Administrative Agent of its selection of, conversion to or renewal of a Term SOFR Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 4.5.2 [Term SOFR Illegality] above, the Borrower shall, subject to the Borrower’s indemnification Obligations under Section 5.10 [Indemnity], as to any Loan of the Lender to which a Term SOFR Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 5.6 [Voluntary Prepayments].  Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.
4.5.4Benchmark Replacement Setting.

(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any agreement executed in connection with an Interest Rate Hedge shall be deemed not to be a “Loan Document” for purposes of this Section 4.5.4 [Benchmark Replacement Setting]), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (A) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (B) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement, and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to paragraph (iv) below and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.5.4 [Benchmark Replacement Setting], including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding  absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document except, in each case, as expressly required pursuant to this Section 4.5.4 [Benchmark Replacement Setting].
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate or based on a term rate and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor; and (B) if a tenor that was removed pursuant to clause (A) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Term SOFR Rate, the Borrower may revoke any pending request for a Loan bearing interest based on such rate or conversion to or continuation of Loans bearing interest based on such rate to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for the Base Rate Option to be applicable to such Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
(vi)Definitions. As used in this Section:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor of such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (iv) of this Section.

“Benchmark” means, initially, SOFR and the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to this Section.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)the sum of: (A) Daily Simple SOFR and (B) the SOFR Adjustment for a 1-month Interest Period;

(2)the sum of (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower, giving due consideration to (x) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (y) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment;

provided that if the Benchmark Replacement as determined pursuant to clause (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents; and provided further, that any Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower, giving due consideration to (A) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (A) the date of the public statement or publication of information referenced therein and (B) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date determined by the Administrative Agent, which date shall promptly follow the date of the public statement or publication of information referenced therein;

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2)

with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, the occurrence of one or more of the following events, with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by an Official Body having jurisdiction over the Administrative Agent, the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) or an Official Body having jurisdiction over the Administrative Agent announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate or is based on a term rate,  all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate or is based on a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.5.4 [Benchmark Replacement Setting] and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 4.5.4 [Benchmark Replacement Setting].

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Term SOFR Rate or, if no floor is specified, zero.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

4.6Selection of Interest Rate Options.  If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the Term SOFR Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 4.3 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Base Rate Option, as applicable to Revolving Credit Loans or Initial Term A Loans as the case may be, commencing upon the last day of the existing Interest Period.
4.7Conforming Changes Relating to the Term SOFR Rate.  With respect to the Term SOFR Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that,  the Administrative Agent shall provide notice to the Borrower and the Lenders of each such amendment implementing such Conforming Changes reasonably promptly after such amendment becomes effective.
5.PAYMENTS
5.1Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Agent’s Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Lenders with respect to the Revolving Credit Loans or Initial Term A Loans in U.S. Dollars and in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the Lenders interest at the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to the Lenders.  The Administrative Agent’s and each Lender’s statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an “account stated”.

5.2Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Revolving Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Agent’s Fee and the Issuing Lender’s fronting fee) shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 4.5.3 [Administrative Agent’s and Lender’s Rights] in the case of an event specified in Sections 4.5 [Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.6.2 [Replacement of a Lender] or 5.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees and Letter of Credit Fees, as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2.6.5 [Borrowings to Repay Swing Loans].
5.3Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker’s lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and
(ii)the provisions of this Section 5.3 shall not be construed to apply to (x) any payment made by the Loan Parties pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to any Loan Party thereof (as to which the provisions of this Section 5.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

5.4Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
5.5Interest Payment Dates.  Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the Term SOFR Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 5.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, Maturity Date, upon acceleration or otherwise).
5.6Voluntary Prepayments.
5.6.1Right to Prepay.  The Borrower shall have the right at its option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 5.6.2 [Replacement of a Lender] below, in Section 5.8 [Increased Costs] and Section 5.10 [Indemnity]).  Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or Initial Term A Loans or no later than 1:00 p.m., Pittsburgh time, on the date of prepayment of Swing Loans, setting forth the following information:
(i)the date, which shall be a Business Day, on which the proposed prepayment is to be made;
(a)a statement indicating the application of the prepayment between the Revolving Credit Loans, Initial Term A Loans, and Swing Loans;
(b)with respect to any prepayment of any Loans subject to the Term SOFR Rate Option, a statement indicating the application of the prepayment between the Term SOFR Rate Option tranches; and

(c)the total principal amount of such prepayment, which shall not be less than: (i) $100,000 for any Swing Loan, or (ii) $100,000 for any Revolving Credit Loan.

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  All Initial Term A Loan prepayments permitted pursuant to this Section 5.6.1 [Right to Prepay] shall be applied to the unpaid installments of principal of the Initial Term A Loans in the inverse order of scheduled maturities; provided that all Initial Term A Loan prepayments and Incremental Term Loan prepayments under this Section 5.6.1 (x) pursuant to the terms of Section 8.1.15 [Qualifying Term Loan Deposit Requirement] shall be applied in direct order of scheduled maturities, and (y) shall be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal and interest, as set forth in this Agreement.  Except as provided in Section 4.5.3 [Administrative Agent’s and Lender’s Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option applies, then to Loans to which the Term SOFR Rate Option applies.  Any prepayment hereunder shall be subject to the Borrower’s Obligation to indemnify the Lenders under Section 5.10 [Indemnity].

5.6.2Replacement of a Lender.  In the event any Lender (i) gives notice under Section 4.5 [Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], (ii) requests compensation under Section 5.8 [Increased Costs], or requires the Borrower to pay any Indemnified Taxes or additional amount to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], (iii) is a Defaulting Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 11.1 [Modifications, Amendments or Waivers] then in any such event the Borrower may, at its sole expense, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.8 [Successors and Assigns]), all of its interests, rights (other than existing rights to payment pursuant to Sections 5.8 [Increased Costs] or 5.9 [Taxes]) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 11.8 [Successors and Assigns];
(ii)such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 5.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)in the case of any such assignment resulting from a claim for compensation under Section 5.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 5.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and
(iv)such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

5.6.3Designation of a Different Lending Office.  If any Lender requests compensation under Section 5.8 [Increased Costs], or the Borrower is or will be required to pay any Indemnified Taxes or additional amounts to any Lender or any Official Body for the account of any Lender pursuant to Section 5.9 [Taxes], then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.8 [Increased Costs] or Section 5.9 [Taxes], as the case may be, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
5.7Mandatory Prepayments.
5.7.1PPA Prepayment.  Within three (3) Business Days of receipt of each payment under Eligible PPAs (but only until the date the Qualifying Term Loan Deposit has been made), the Borrower shall make prepayments of the Initial Term A Loans in an amount equal to the gross amount such payment without deduction for fees, discounts, expenses or commissions.  All Initial Term A Loan prepayments required to be made pursuant to this Section 5.7.1 shall be applied to the unpaid installments of principal of the Initial Term A Loans in the direct order of scheduled maturities.
5.7.2Excess Cash Flow.  Commencing with the fiscal year ending December 31, 2024, and for each fiscal year thereafter, at any time when the Excess Cash Flow as determined as of the most recent fiscal year is in excess of $10,000,000, the Borrower shall apply an amount equal to 50% of the amount by which Excess Cash Flow exceeds $10,000,000 for the immediately preceding fiscal year to permanently reduce the aggregate amount of the Initial Term A Loans.  Each prepayment required by this Section 5.7.2 shall be made by the Borrower within ten (10) days of delivery of the Borrower’s financial statements for the preceding fiscal year and each reduction of the Initial Term A Loan Commitments required by this Section 5.7.2 shall be effective upon delivery of the Compliance Certificate to the Administrative Agent with respect to the applicable fiscal year.  All Initial Term A Loan prepayments required to be made pursuant to this Section 5.7.2 shall be applied to the unpaid installments of principal of the Initial Term A Loans in inverse order of scheduled maturities.

5.7.3[Reserved].
5.7.4[Reserved].
5.7.5Cash Surplus.  If on any Business Day the Borrower or any other Loan Party have any Cash Surplus on such date, then the Borrower shall prepay the Revolving Credit Loans on or before the third Business Day following such date in an amount equal to such Cash Surplus.
5.7.6Application Among Interest Rate Options.  All prepayments shall be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option, then pro rata to Loans subject to a Term SOFR Rate Option.  In accordance with Section 5.10 [Indemnity], the Borrower shall indemnify the Lenders for any loss or expense, incurred with respect to any such prepayments (other than prepayments pursuant to Section 5.7.5 [Cash Surplus]) applied against Loans subject to a Term SOFR Rate Option on any day other than the last day of the applicable Interest Period.  All prepayments of the Initial Term A Loans required pursuant to this Section 5.7 may not be reborrowed and all Initial Term A Loan prepayments and Incremental Term Loan prepayments under this Section 5.7 shall be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal and interest, as set forth in this Agreement.
5.8Increased Costs.
5.8.1Increased Costs Generally.  If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the Issuing Lender;
(ii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Lender or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Issuing Lender or other Recipient, the Borrower will pay to such Lender, the Issuing Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

5.8.2Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.
5.8.3Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Sections 5.8.1 [Increased Costs Generally] or 5.8.2 [Capital Requirements] and delivered to the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
5.8.4Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section 5.8.4 shall not constitute a waiver of such Lender’s or the Issuing Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section 5.8.4 for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
5.9Taxes.
5.9.1Issuing Lender.  For purposes of this Section 5.9, the term “Lender” includes the Issuing Lender and the term “applicable Law” includes FATCA.
5.9.2Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such

Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 5.9) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

5.9.3Payment of Other Taxes by the Loan Parties.  The Loan Parties shall timely pay to the relevant Official Body in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
5.9.4Indemnification by the Loan Parties.  The Loan Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.9) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
5.9.5Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8.4 [Participations] relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 5.9.5.
5.9.6Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 5.9, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
5.9.7Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 5.9.7(ii)(b)(A), (ii)(b)(B) and (ii)(b)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(a)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(b)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)executed originals of IRS Form W-8ECI;

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 5.9.7(A) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10-percent shareholder” of the Borrower within the meaning of Section 871 (h)(3)(B) of the Code, or (C) a “controlled foreign corporation” related to the Borrower, as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(D)to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(B) or Exhibit 5.9.7(C), IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 5.9.7(D) on behalf of each such direct and indirect partner;

(c)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(d)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Each Lender authorizes the Administrative Agent to deliver to the Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to this Section 5.9.7.

5.9.8Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.9 (including by the payment of additional amounts pursuant to this Section 5.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.9 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund).  Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 5.9.8 (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body.  Notwithstanding anything to the contrary in this Section 5.9.8), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.9.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

5.9.9Survival.  Each party’s obligations under this Section 5.9 shall survive the resignation of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all Obligations.
5.10Indemnity.  In addition to the compensation or payments required by Section 5.8 [Increased Costs] or Section 5.9 [Taxes], the Borrower shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:
(i)except with respect to any prepayment under Section 5.7.5 [Cash Surplus], payment, prepayment, conversion or renewal of any Loan to which a Term SOFR Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),
(ii)attempt by the Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 4.3 [Interest Periods] or notice relating to prepayments under Section 5.6 [Voluntary Prepayments], or
(iii)default by the Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrower to such Lender ten (10) Business Days after such notice is given.

5.11Settlement Date Procedures.  In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each, a “Required Share”).  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any mandatory prepayment date as provided for herein and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 5.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender’s Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrower to the Administrative Agent with respect to the Revolving Credit Loans.
6.REPRESENTATIONS AND WARRANTIES
6.1Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:
6.1.1Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.  Each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 6.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where such failure would not constitute a Material Adverse Change (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 6.1.14 [Environmental Matters]) in all jurisdictions in which such Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and marketable title to or valid leasehold interest in all material properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens.  No Event of Default or Potential Default exists or is continuing.

6.1.2Subsidiaries and Owners; Investment Companies.  Schedule 6.1.2 states (i) the name of each of the Borrower’s and each other Loan Party’s Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the “Subsidiary Equity Interests”) (as the same may be supplemented by the Borrower upon the Borrower’s acquisition of equity interests in Oaktown Gas), (ii) the name of each holder of an equity interest in the Borrower, the amount, percentage and type of such equity interest, and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (ii) (collectively, the “Equity Interests”).  The Borrower, each other Loan Party has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable.  None of the Loan Parties is an “investment company” registered or required to be registered under the Investment Company Act of 1940 or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940 and shall not become such an “investment company” or under such “control.”  None of the Loan Parties is a “holding company” or any “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company” within the meaning of the Public Utility Holding Company Act of 2005, as amended.  None of the Loan Parties is subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.
6.1.3Validity and Binding Effect.  This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each such Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws in effect from time to time relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.
6.1.4No Conflict; Material Agreements; Consents.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of such Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party (other than Liens granted under the Loan Documents).  There is no default under such material agreement (referred to above) and none of the Loan Parties is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which could result in a Material Adverse Change.  Except as set forth on Schedule 6.1.4, no consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.

6.1.5Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or in equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change.  None of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.
6.1.6Financial Statements.
(i)Historical Statements.  The Borrower has delivered to the Administrative Agent copies of its production reports, balance sheet, income statement and cash flow statement for and as of (x) the end of the fiscal year ended December 31, 2022, (y) the end of the fiscal quarter ended March 31, 2023 and (z) the end of the fiscal quarter ended June 30, 2023 (all such reports and statements being collectively referred to as the “Statements”).  The Statements were compiled from the books and records maintained by the Borrower’s management, are correct and complete and fairly represent the financial condition of the Borrower and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.
(ii)Accuracy of Financial Statements.  None of the Loan Parties has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Loan Party which may cause a Material Adverse Change.  Since December 31, 2022, no Material Adverse Change has occurred.
6.1.7Margin Stock.  None of the Loan Parties engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of any such Loan Party are or will be represented by margin stock.
6.1.8Full Disclosure.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, or results of operations of any such Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

6.1.9Taxes.  All material federal, state, local and other tax returns required to have been filed with respect to each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges that have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
6.1.10Patents, Trademarks, Copyrights, Licenses, Etc.  None of the Loan Parties owns or possesses any material patents, trademarks, service marks, trade names, or copyrights or any other Material Intellectual Property.  Each Loan Party owns or possesses all the material licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party, without known possible, alleged or actual conflict with the rights of others.
6.1.11Liens in the Collateral.  The Liens in all material Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignment, the Pledge Agreement, the Security Agreement and the Mortgages (collectively, the “Collateral Documents”) constitute and will continue to constitute first priority perfected Liens subject to Permitted Liens.  All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Borrower.
6.1.12Insurance.  The properties of the Loan Parties are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of such Loan Party.  Each Loan Party has taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure located upon any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.
6.1.13ERISA Compliance.  (i) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such determination or opinion letter is currently being processed by the IRS with respect thereto; and,  to the best knowledge of Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification.  Borrower and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan.

(i)No ERISA Event has occurred or is reasonably expected to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) neither Borrower nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (d) neither Borrower nor any member of the ERISA Group has received  notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (e) neither Borrower nor any member of the ERISA Group has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
6.1.14Environmental Matters.  Except for those items described on Schedule 6.1.14, none of which items, individually or collectively, could be reasonably expected to result in a Material Adverse Change:
(i)None of the Loan Parties has received any Environmental Complaint, whether directed or issued to any such Loan Party or relating or pertaining to activities undertaken by any prior owner, operator or occupant of the Real Property, which would result in a Material Adverse Change, and has no reason to believe that it might receive an Environmental Complaint that would result in a Material Adverse Change.
(ii)No activity of any Loan Party at the Real Property is being conducted in violation of any Environmental Law or Required Environmental Permit, which such activity would result in a Material Adverse Change, and to the knowledge of any such Loan Party, no activity of any prior owner, operator or occupant of the Real Property has caused an on-going violation of any Environmental Law, which such activity would result in a Material Adverse Change.
(iii)There are no Regulated Substances present on, in, under, or emanating from, or, to any such Loan Party’s knowledge, emanating to, the Real Property or any portion thereof which result in Contamination, which such Contamination would result in a Material Adverse Change.
(iv)Each Loan Party has all Required Environmental Permits, the absence of which would result in a Material Adverse Change, and all such Required Environmental Permits are in full force and effect.

(v)Each Loan Party has submitted to an Official Body and/or maintains, as appropriate, all Required Environmental Notices where the failure to submit and/or maintain such Required Environmental Notices would result in a Material Adverse Change.
(vi)No structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks located on the Real Property contain or use, except in compliance with Environmental Laws and Required Environmental Permits, Regulated Substances or otherwise are operated or maintained except in compliance with Environmental Laws and Required Environmental Permits where such failure to contain, or the use of, Regulated Substances or the noncompliance with Environmental Laws or Required Environmental Permits, would result in a Material Adverse Change.  To the knowledge of each Loan Party, no structures, improvements, equipment, fixtures, impoundments, pits, lagoons or aboveground or underground storage tanks of prior owners, operators or occupants of the Real Property contained or used, except in compliance with Environmental Laws, Regulated Substances or otherwise were operated or maintained by any such prior owner, operator or occupant except in compliance with Environmental Laws where such failure to contain, or the use of, Regulated Substances or the noncompliance with Environmental Laws or Required Environmental Permits, would result in a Material Adverse Change.
(vii)To the knowledge of each Loan Party, no facility or site to which any such Loan Party, either directly or indirectly by a third party, has sent Regulated Substances for storage, treatment, disposal or other management is identified in writing or proposed in writing to be identified on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation, cleanup, removal, remediation or other response action by an Official Body where such investigation, cleanup, removal, remediation or other response by an Official Body would result in a Material Adverse Change.
(viii)No portion of the Real Property is identified in writing or, to the knowledge of any Loan Party, proposed to be identified in writing on any list of contaminated properties or other properties which pursuant to Environmental Laws are the subject of an investigation or remediation action by an Official Body where such investigation or remediation action by an Official Body would result in a Material Adverse Change, nor to the knowledge of any such Loan Party, is any property adjoining or in the proximity of the Real Property so identified or proposed to be identified on any such list where such identification or proposed identification would result in an investigation or remediation action by an Official Body that would result in a Material Adverse Change.
(ix)No portion of the Real Property constitutes an Environmentally Sensitive Area where the inclusion of such portion of the Real Property constituting an Environmentally Sensitive Area would result in a Material Adverse Change.
(x)No lien or other encumbrance authorized by Environmental Laws exists against the Real Property and none of the Loan Parties has any reason to believe that such a lien or encumbrance may be imposed where such lien or encumbrance would result in a Material Adverse Change.

6.1.15Solvency.  The Borrower is Solvent, and the Loan Parties, determined on a consolidated basis with their Subsidiaries, are Solvent.  After giving effect to the transactions contemplated by the Loan Documents on the Fourth Amendment and Restatement Effective Date, including all Indebtedness incurred thereby, the Liens granted each such Loan Party in connection therewith and the payment of all fees related thereto, each such Loan Party will be Solvent, determined as of the Fourth Amendment and Restatement Effective Date.
6.1.16Employment Matters.  Each of the Loan Parties is in compliance with all employment agreements, employment contracts, collective bargaining agreements and other agreements among any such Loan Party and its employees (collectively, “Labor Contracts”) and all applicable federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where the failure to comply would constitute a Material Adverse Change.  There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of such Loan Parties which in any case would constitute a Material Adverse Change.
6.1.17Title to Properties.  A Lien on all Real Property owned by each Loan Party has been granted to the Administrative Agent for the benefit of the Lenders pursuant to a Mortgage and other appropriate Security Documents, except for (a) Real Property acquired by a Loan Party in which a Mortgage and other appropriate Security Documents will be executed and delivered by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties within the time frames provided in Section 8.1.11 [Collateral and Additional Collateral; Execution and Delivery of Additional Security Documents] or Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures], as applicable, and (b) Real Property listed on Schedule 1.1(R) as of the Fourth Amendment and Restatement Effective Date upon which a Lien has not yet been granted to the Administrative Agent for the benefit of Lenders, but for which a Mortgage and other appropriate Security Documents will be executed and delivered by such Loan Party in favor of the Administrative Agent for the benefit of the Secured Parties within the time frame provided in Section 2.3 of the Amendment and Restatement Agreement.  Each of the Loan Parties has good and sufficient title to or valid leasehold interest in all material properties, assets and other rights that are reflected as owned or leased on its most recent audited balance sheet, free and clear of all Liens except Permitted Liens, and subject to the terms and conditions of the applicable leases.  All leases of property are in full force and effect, except for those leases of property where such failure would not result in a Material Adverse Change.
6.1.18Coal Act; Black Lung Act.  To the extent applicable, the Loan Parties and their “related persons” (as defined in the Coal Act) are in compliance in all material respects with the Coal Act and none of the Loan Parties or their respective related persons has any liability under the Coal Act except with respect to premiums or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.  The Loan Parties are in compliance in all material respects with the Black Lung Act, and none of the Loan Parties has any liability under the Black Lung Act except with respect to premiums, contributions or other payments required thereunder which have been paid when due and except to the extent that the liability thereunder would not reasonably be expected to result in a Material Adverse Change.

6.1.19Bonding Capacity.  After giving effect to the transactions contemplated by the Loan Documents, the Borrower has a sufficient mine bonding capacity to conduct its operations as projected in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent.
6.1.20Permit Blockage.  No Loan Party has been barred for a period in excess of fourteen (14) consecutive days from receiving surface mining or underground mining permits pursuant to the permit block provisions of the Surface Mining Control and Reclamation Act, 30 U.S.C. §§ 1201 et seq., and the regulations promulgated thereto, or any corresponding state laws or regulations.
6.1.21Anti-Terrorism Laws; EEA Financial Institution.  (i) No Covered Entity is a Sanctioned Person, and (ii) no Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.  No Loan Party is an EEA Financial Institution.
6.1.22Mining Property.  The Loan Parties own or have an interest in all Real Property (whether owned or leased) as necessary for the mining operations and related operations and activities of the Loan Parties as currently conducted.
6.1.23Certificate of Beneficial Ownership.  The Certificate of Beneficial Ownership executed and delivered to Administrative Agent and Lenders for the Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered.  The Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.
6.2Updates to Schedules.  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrower shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same; provided, however, that (i) Schedules 1.1(R), 6.1.1, and 6.1.2 shall not be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Administrative Agent, in its sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedules and (ii) all remaining Schedules shall not be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

7.CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

7.1First Loans and Letters of Credit.
7.1.1Deliveries.  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:
(i)A certificate of each of the Loan Parties signed by an Authorized Officer, dated the Closing Date stating that (w) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects, (x) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (y) no Event of Default or Potential Default exists, and (z) no Material Adverse Change has occurred since the date of the last audited financial statements of the Borrower delivered to the Administrative Agent;
(ii)A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business.
(iii)This Agreement and each of the other Loan Documents signed by an Authorized Officer and all appropriate financing statements and appropriate stock powers and certificates evidencing the pledged Collateral, including a pledge of all of the equity in Hourglass Sands and High Point.
(iv)A written opinion of counsel for the Loan Parties, dated the Closing Date and as to the matters set forth in Schedule 7.1.1.
(v)Evidence that adequate insurance, including flood insurance, if applicable, required to be maintained under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured, mortgagee and lender loss payee, and evidence that the Loan Parties have taken all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral.
(vi)All material consents, approvals and licenses required to effectuate the transactions contemplated hereby.
(vii)All lessor consents allowing for, among other things, a Lien to be obtained upon any lease of the Borrower of the Real Property, from the lessors of such lease, as required by the Administrative Agent, in its sole discretion, to have such consents, which such consents shall be in form and substance acceptable to the Administrative Agent (the “Lessor Consents”).
(viii)To permit the refinancing by the Lenders of the loans outstanding under the 2014 Credit Agreement, (1) the Borrower shall request Loans in an amount sufficient to refinance the loans under the 2014 Credit Agreement by delivering to the Administrative Agent an appropriately completed irrevocable Loan Request not later than 11:00 a.m., on the first Borrowing Date (which shall be the Closing Date) pursuant to which Loans (to which the Base Rate Option applies) are requested; and (2) contemporaneously with the execution and effectiveness of this Agreement and utilizing a portion of the proceeds of the Loans, the Borrower shall pay in full all amounts outstanding under the 2014 Credit Agreement, including all unpaid principal, interest, breakage fees and all other fees and charges thereunder in order to accomplish the amendment and restatement thereof as of the Closing Date.  Each Lender that was a bank under the 2014 Credit Agreement, by execution of this Agreement, waives all notice of prepayment of loans and all notice of termination of the commitments under the 2014 Credit Agreement, and consents to such termination and prepayment.  In the event that the Borrower submits a Loan Request hereunder, then the Borrower agrees to indemnify the Lenders for any and all liabilities, losses, or expenses arising therefrom in accordance with the standards set forth in Section 5.10 [Indemnity], regardless of whether this Agreement has become effective.
(ix)A Lien search in acceptable scope and with acceptable results.
(x)Evidence that after giving effect to the transactions contemplated by the Loan Documents, the Borrower has a sufficient mine bonding capacity (or other security available for the issuance of permits, including without limitation, letters of credit) to conduct its operations as contemplated in accordance with the financial projections of the Borrower and its Subsidiaries provided to the Administrative Agent.
(xi)Evidence that all of Required Mining Permits with respect to the Loan Parties are in full force and effect in accordance with their terms.
(xii)Audited financial statements of Borrower for the fiscal year ended December 31, 2017, prepared in accordance with GAAP and consolidating schedules for the balance sheet, statement of income, retained earnings and cash flow of the Borrower certified (subject to normal year-end audit adjustments and without footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, all as more fully described in Section 8.3.2 [Annual Financial Statements].
(xiii)The projected pro-forma financial projections (including balance sheets and statements of operations and cash flows) of the Borrower for each fiscal year from 2018 through 2021, which shall be satisfactory to the Administrative Agent (including all assumptions).
(xiv)Completion of all necessary FEMA flood zone diligence requirements.
(xv)Satisfactory completion and receipt of all third-party due diligence items, including, but not limited to the Energy Ventures Market Study, each in form and substance satisfactory to the Administrative Agent.
(xvi)An Authorized Officer of each Loan Party, acting in their capacities as such officers, shall have delivered a certificate in form and substance satisfactory to the Administrative Agent as to the capital adequacy and solvency of each Loan Party after giving effect to the transactions contemplated hereby.
(xvii)A review of the amount and nature of all tax, ERISA, employee retirement benefit, environmental and all other contingent liabilities to which the Loan Parties may be subject.
(xviii)The Administrative Agent and each Lender shall have received, in form and substance acceptable to Administrative Agent and each Lender an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.
(xix)A duly completed Compliance Certificate dated as of the Closing Date pursuant to which Borrower certifies that it shall be in compliance on a Pro Forma Basis with the covenants contained in Section 8.2.15 [Minimum Debt Service Coverage Ratio] and Section 8.2.16 [Maximum Leverage Ratios] upon the closing and funding of the Loans hereunder.
(xx)Such other documents in connection with such transactions as the Administrative Agent or its counsel may reasonably request.
7.1.2Payment of Fees.  The Borrower shall have paid all fees and expenses payable on or before the Closing Date or arranged for funding of such fees and expenses out of the proceeds of the initial Loans.
7.2Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit:  the representations, warranties and covenants of the Loan Parties shall then be true and no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or any of the Lenders; the making of the Loans shall not result in the Borrower or the Loan Parties having any Cash Surplus at such time, and the Borrower shall have delivered to the Administrative Agent a duly executed and completed Loan Request or to the Issuing Lender an application for a Letter of Credit, as the case may be.

8.COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

8.1Affirmative Covenants.
8.1.1Preservation of Existence, Etc.  Each Loan Party shall maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 8.2.6 [Liquidations, Mergers, Consolidations, Acquisitions] or where failure to do so would not result in a Material Adverse Change.
8.1.2Payment of Liabilities, Including Taxes, Etc.  Each Loan Party shall duly pay and discharge all liabilities to which it is subject or that are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made.
8.1.3Maintenance of Insurance.  Each Loan Party shall insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation and public liability) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all as reasonably determined by the Administrative Agent.  The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 8.1.3 relating to property and related insurance policies covering the Collateral.  Each Loan Party shall take all actions required under the Flood Laws and/or requested by the Administrative Agent to assist in ensuring that each Lender is in compliance with the Flood Laws applicable to the Collateral, including, but not limited to, providing the Administrative Agent with the address and/or GPS coordinates of each structure on any real property that will be subject to a mortgage in favor of the Administrative Agent, for the benefit of the Lenders, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such property, structures and contents becoming Collateral, and thereafter maintaining such flood insurance in full force and effect for so long as required by the Flood Laws.

8.1.4Maintenance of Properties and Leases.  Each Loan Party shall maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.
8.1.5Visitation Rights.  Each Loan Party shall permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrower and the Administrative Agent with reasonable notice prior to any visit or inspection.  In the event any Lender desires to conduct such visit or inspection of any Loan Party, such Lender shall make a reasonable effort to conduct such visit or inspection contemporaneously with any audit to be performed by the Administrative Agent and such visits or inspections shall be subject to customary safety procedures.
8.1.6Keeping of Records and Books of Account.  Each Loan Party shall maintain and keep proper books of record and account which enable the Loan Parties to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over any Loan Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.
8.1.7Compliance with Laws; Use of Proceeds.  Each Loan Party shall comply with all applicable Laws, including all Environmental Laws, in all material respects; provided that it shall not be deemed to be a violation of this Section 8.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law; provided that notwithstanding anything contained in any Loan Document, no more than an aggregate face amount of $15,000,000 in Letters of Credit may be used to support Commodity Hedges relating to power generation.  Without limiting the generality of the foregoing, the Loan Parties shall maintain adequate allowances on its books in accordance with GAAP for (i) future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, (ii) future costs associated with retiree and health care benefits, (iii) future costs associated with reclamation of disturbed acreage, removal of facilities and other closing costs in connection with its mining activities and (iv) future costs associated with other potential environmental liabilities.
8.1.8Further Assurances.  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in the Collateral and all other real and personal property of the Loan Parties whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens, and shall do such other acts and things as the Administrative Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the

Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

8.1.9Anti-Terrorism Laws.  (a) No Covered Entity will become a Sanctioned Person, (b) no Covered Entity, either in its own right or through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (C) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (D) use the Loans to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law, (c) the funds used to repay the Obligations will not be derived from any unlawful activity, (d) each Covered Entity shall comply with  all Anti-Terrorism Laws, and (e) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
8.1.10Keepwell.  Each Qualified ECP Loan Party jointly and severally (together with each other Qualified ECP Loan Party) hereby absolutely unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non-Qualifying Party’s obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section 8.1.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.1.10, or otherwise under this Agreement or any other Loan Document, voidable under applicable law, including applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations of each Qualified ECP Loan Party under this Section 8.1.10 shall remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents.  Each Qualified ECP Loan Party intends that this Section 8.1.10 constitute, and this Section 8.1.10 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.
8.1.11Collateral and Additional Collateral; Execution and Delivery of Additional and Ancillary Security Documents.
(i)Pursuant to the Loan Documents, the Loan Parties and Hallador Sands and its Subsidiaries shall grant, or cause to be granted, to the Administrative Agent, for the benefit of the Lenders, a first priority security interest in and lien on, subject only to Permitted Liens (A) all Collateral, including (i) all equity interests in the Loan Parties (other than Borrower) and Hallador Sands and the equity interests in each Subsidiary of Hallador Sands that is held by such Loan Party or by Hallador Sands or any of its Subsidiaries; (ii) all equity interests owned by the Loan Parties of each existing and subsequently acquired or created Subsidiary including, without limitation, all equity interests in Hallador Sands and each of its Subsidiaries that are held by the Loan Parties or Hallador Sands and the Subsidiaries of Hallador Sands that are wholly owned by a Subsidiary of Hallador Sands in which Hallador Sands directly or indirectly holds 100% of the voting membership interests (but excluding the Loan Parties’ equity interests in the other Excluded Subsidiaries), but only up to 65% of the equity interests of any Foreign Subsidiaries and (iii) all of the other assets of the Loan Parties including all accounts, inventory, as-extracted collateral, fixtures, equipment, investment property, instruments, chattel paper, general intangibles, coal reserves, methane gas reserves, coal bed methane reserves, oil, gas and mineral rights, owned and leased Real Property, leasehold interests, patents and trademarks of each such Loan Parties and (B) all other assets of the Loan Parties, whether owned on the Closing Date or subsequently acquired;
(ii)Without limiting the generality of the foregoing, each applicable Loan Party which owns or leases any real property shall promptly, but in any event within six months of acquiring or leasing such real property  (or such later date as the Administrative Agent may approve in its sole discretion), (a) execute and deliver any and all (1) Mortgages or Mortgage Amendments substantially in the form of Exhibit 1.1(M)(1) or Exhibit 1.1(M)(2), as applicable, and (2) other Security Documents and Ancillary Security Documents reasonably requested by the Administrative Agent to grant a first priority Lien (subject only to Permitted Liens), (b) with respect to any Real Property on which any Loan Party obtains title insurance, provide the Administrative Agent with notice that it is receiving such title insurance, and, at the Administrative Agent’s request, have such title insurer provide the Lenders with a lender’s title insurance policy in an equivalent amount on such Real Property, and (c) with respect to any leased Real Property, any Lessor Consents that the Administrative Agent reasonably requests, in such Loan Party’s interest in such real property (other than Excluded Collateral), in favor of the Administrative Agent, for the ratable benefit of the Lenders, as security for the Obligations.  In furtherance of the foregoing, the Loan Parties shall diligently cooperate with and assist, at their own expense, the Administrative Agent in procuring any and all Mortgages, Security Documents, Ancillary Security Documents and Lessor Consents.  Each Loan Party hereby appoints any officer or agent of the Administrative Agent as its true and lawful attorney, for it and in its name, place and stead, to make, execute, deliver, and cause to be recorded or filed any or all such Mortgages, deeds of trust, assignments, pledges, security interests, financing statements and additional documents and agreements relating thereto, granting unto said attorney full power to do any and all things said attorney may consider reasonably necessary or appropriate to be done with respect to the Mortgages as fully and effectively as such Loan Party might or could do, and hereby ratifying and confirming all its said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and shall be irrevocable for the terms of this Agreement and all transactions hereunder.  All reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the exercise of the rights under this Section 8.1.11(ii) shall be paid by the Loan Parties on demand of the Administrative Agent.  The Loan Parties, the Lenders and the Administrative Agent agree that without any further action on the part of any of them, upon execution and/or delivery, the Mortgages, other Security Documents, the Ancillary Security Documents and Lessor Consents shall become Loan Documents and the assets that are subject to the Mortgages and the other Security Documents shall become collateral for the Obligations;
(iii)As of the Fourth Amendment and Restatement Effective Date, no Loan Party has any Deposit Accounts other than the accounts listed in Schedule C to the Security Agreement, which schedule indicates for each account whether such account is an

Excluded Account and the reason for exclusion, if any.  Upon satisfaction of the obligation in Section 2.3(b) of the Amendment and Restatement Agreement, the Administrative Agent shall have a first priority security interest in each such Deposit Account, which security interest shall be perfected by Control.  No Loan Party shall hereafter establish and maintain any Deposit Account unless (1) it shall have given the Administrative Agent 30 days’ prior written notice of its intention to establish such new Deposit Account with a Bank (as defined in the Uniform Commercial Code) and (2) such Bank and such Loan Party shall have duly executed and delivered to the Administrative Agent a Deposit Account Control Agreement with respect to such Deposit Account.  The Administrative Agent agrees with each Loan Party that the Administrative Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Loan Party with respect to funds from time to time credited to any Deposit Account unless an Event of Default has occurred and is continuing.  Each Loan Party agrees that once the Administrative Agent sends an instruction or notice to a Bank exercising its Control over any Deposit Account such Loan Party shall not give any instructions or orders with respect to such Deposit Account including, without limitation, instructions for distribution or transfer of any funds in such Deposit Account.  No Loan Party shall grant Control of any Deposit Account to any person other than the Administrative Agent;
(iv)(x) As of the Fourth Amendment and Restatement Effective Date, no Loan Party has any Securities Accounts other than those listed in Schedule C to the Security Agreement, which schedule indicates for each account whether such account is an Excluded Account and the reason for exclusion, if any.  Upon satisfaction of the obligation in Section 2.3(b) of the Amendment and Restatement Agreement, the Administrative Agent shall have a first priority security interest in each such Securities Account, which security interest shall be perfected by Control.  No Loan Party shall hereafter establish and maintain any Securities Account with any Securities Intermediary (as defined in the Uniform Commercial Code) unless (1) it shall have given the Administrative Agent 30 days’ prior written notice of its intention to establish such new Securities Account with such Securities Intermediary and (2) such Securities Intermediary and such Loan Party shall have duly executed and delivered a Control Agreement with respect to such Securities Account.  Each Loan Party shall accept any cash and Investment Property in trust for the benefit of the Administrative Agent and within one (1) Business Day of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account subject to Administrative Agent’s Control.  The Administrative Agent agrees with each Loan Party that the Administrative Agent shall not give any Entitlement Orders (as defined in the Uniform Commercial Code) or instructions or directions to any Securities Intermediary and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Loan Party, unless an Event of Default has occurred and is continuing or, after giving effect to any such investment and withdrawal rights, would occur.  Each Loan Party agrees that once the Administrative Agent sends an instruction or notice to a Securities Intermediary exercising its Control over any Securities Account such Loan Party shall not give any instructions or orders with respect to such Securities Account including, without limitation, instructions for investment, distribution or transfer of any Investment Property or financial asset maintained in such Securities Account.  No Loan Party shall grant Control over any Investment Property to any person other than the Administrative Agent.
(a)As between the Administrative Agent and the Loan Parties, the Loan Parties shall bear the investment risk with respect to the Investment Property and the risk of loss of, damage to, or the destruction of the Investment Property, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Administrative Agent, a Securities Intermediary, any Loan Party or any other person.
8.1.12Maintenance of Coal Supply Agreements and Material Contracts.  Each Loan Party shall maintain and materially comply with the terms and conditions of all coal supply agreements and material agreement or contract, the nonperformance of which would reasonably be expected to result in a Material Adverse Change.
8.1.13Maintenance of Licenses, Etc.  Each Loan Party shall maintain in full force and effect all licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.
8.1.14Maintenance of Permits.  Each Loan Party shall maintain all Required Mining Permits in full force and effect in accordance with their terms.
8.1.15Qualifying Term Loan Deposit Requirements. If the Qualifying Term Loan Deposit is made, each Loan Party agrees that (i) the Administrative Agent in its capacity as a deposit bank for the Qualifying Term Loan Deposit Account may place a hold or restriction on the Qualifying Term Loan Deposit Account (such hold or restriction, the “Hold”) such that withdrawals or transfers of any amounts from the Qualifying Term Loan Deposit Account  may only be made, at the direction of Borrower (to be facilitated by the Administrative Agent), (A) in order to repay or prepay principal of Initial Term A Loans in whole or in part from time to time and that any such withdrawals or transfers be made as an internal transfer at the Administrative Agent to effectuate the movement of such amounts from the Qualifying Term Loan Deposit Account to the repayment or prepayment of such principal of Initial Term A Loans and (B) solely with respect to the Qualifying Term Loan Deposit Excess (if any) at such time, to apply such Qualifying Term Loan Deposit Excess in whole or in part from time to time for any purpose not prohibited by the Loan Documents, (ii) such Loan Party authorizes and instructs the Administrative Agent to implement and maintain the Hold and will not (I) object to, dispute or challenge (or support any Person in objecting to, disputing or challenging) the Hold or (II) claim or propose (or support any Person in claiming or proposing) a use of proceeds of any of the Qualifying Term Loan Deposit other than as referred to in clauses (A) and (B) or the immediately succeeding sentence of this Section 8.1.15, in each case at any time, including without limitation during the pendency of any Relief Proceeding and (iii) it will cause Borrower to enter into a Deposit Account Control Agreement in form and substance reasonably satisfactory to the Administrative Agent with respect to the Qualifying Term Loan Deposit Account in favor of the Administrative Agent no later than 15 days (or such later date as may be agreed to by the Administrative Agent) following the making of the Qualifying Term Loan Deposit.  Upon the occurrence and continuance of an Event of Default, the Administrative Agent may apply all or a portion of the Qualifying Term Loan Deposit to the repayment or prepayment of Initial Term A Loans (which would be applied in inverse order of maturity of the remaining installments of principal due thereon) without any concurrence of any Loan Party, and the Loan Parties hereby consent to such application.

8.1.16Certificate of Beneficial Ownership and Other Additional Information.  The Loan Parties shall provide to Administrative Agent and the Lenders: (i) upon the reasonable request of Administrative Agent, confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to the Administrative Agent and Lenders; (ii) a new Certificate of Beneficial Ownership, in form and substance reasonably acceptable to Administrative Agent and each Lenders, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Administrative Agent or any Lender from time to time for purposes of compliance by Administrative Agent or such Lender with applicable laws (including without limitation the USA Patriot Act and other “know your customer” and anti-money laundering rules and regulations), and any policy or procedure implemented by Administrative Agent or such Lender to comply therewith.
8.1.17Appraisal.  The Borrower hereby authorizes the Administrative Agent to retain one or more third party consulting firms or other valuation experts (such consulting firms and valuation experts collectively, the “Appraisers”) to advise with respect to, and assist the Administrative Agent and the Lenders with the determination and calculation of the value of (a) the Meron Generating Station and (b) the coal mining and related operations of the Borrower and the other Loan Parties in Oaktown complex and nearby sites in Indiana, and to provide the Administrative Agent and the Lenders written reports, projections, appraisals, valuations and supporting materials, information, data and assumptions with respect to such valuation and appraisal of coal mining and related operations and generation station (such valuation reports, projections, appraisals, valuations and supporting materials, information, data and assumptions, collectively,  “Appraisals”), and you agree that such Appraisals may be distributed to the Lenders. The Borrower (i) shall, without limiting Section 11.3.1 [Costs and Expenses], be responsible for, and shall timely pay, all reasonable and documented fees and reasonable out-of-pocket expenses and disbursements of the Appraisers, including a retainer to be applied to such fees, expenses and disbursements (and shall ensure that the none of the Administrative Agent or the Lenders shall be responsible for any fees, expenses or disbursements of the Appraisers in their capacity as such) and (ii) shall, and shall cause the other Loan Parties to, cooperate with the Appraisers and shall provide information regarding the Loan Parties, their business, operations and condition, financial or otherwise (including without limitation the assets referred to in clauses (a) and (b) of this Section 8.1.17]), in such detail and at such times and as often as the Appraisers may reasonably request.
8.2Negative Covenants.
8.2.1Indebtedness.  Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Indebtedness, except:
(i)Indebtedness under the Loan Documents;
(ii)Existing Indebtedness as set forth on Schedule 8.2.1 (including any extensions or renewals thereof); provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 8.2.1;
(iii)Capitalized and operating leases, subject to the limitations of Section 8.2.14 [Capital Expenditures and Leases];

(iv)Other than as set forth on Schedule 8.2.1, Indebtedness secured by Purchase Money Security Interests or Liens on any assets described in clause (ix) of the definition of Permitted Liens; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to this clause (iv) shall not exceed $25,000,000 at any time;
(v)Indebtedness of a Loan Party to another Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;
(vi)Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent or (iii) Indebtedness under any Other Lender Provided Financial Services Product;
(vii)Guaranties permitted under Section 8.2.3 [Guaranties];
(viii)Indebtedness representing deferred compensation to employees incurred in the ordinary course of business;
(ix)Indebtedness to current or former officers, directors, employees, their respective estates, spouses, or former spouses to finance the purchase or redemption of equity interests in the Borrower in aggregate amount not to exceed $2,500,000;
(x)Indebtedness in respect of netting services, automated clearinghouse arrangements, overdraft protections, and similar arrangements, in each case in connection with deposit accounts incurred in the ordinary course;
(xi)Indebtedness consisting of the financing of insurance premiums arising in the ordinary course of business;
(xii)Indebtedness incurred in respect of warehouse receipts or similar instruments issued or created in the ordinary course of business;
(xiii)Indebtedness under an Eligible PPA;
(xiv)Indebtedness incurred and/or assumed in connection with a Permitted Acquisition in an amount not to exceed $5,000,000 in the aggregate for all such Permitted Acquisitions;
(xv)Obligations in respect of performance, bid, appeal, and surety bonds and performance and completion guaranties and similar obligations (including without limitation, letters of credit posted in lieu of such bonds and obligations) provided by the Loan Parties;
(xvi)other unsecured Indebtedness or subordinated debt of the Loan Parties in an aggregate amount outstanding not to exceed $50,000,000, provided that (i) such Indebtedness shall not require any scheduled payments of principal prior to the date that is 91 days after the Expiration Date and (ii) the Borrower shall, at least five (5) Business Days prior to the incurrence of any such Indebtedness, deliver a compliance certificate, in form and substance reasonably satisfactory to the Administrative Agent, certifying that, immediately prior to and immediately after incurring such Indebtedness, it shall be in compliance on a Pro Forma Basis with the then-applicable covenant contained in Section 8.2.16 [Maximum Leverage Ratios]; and
(xvii)other Indebtedness of the Loan Parties in an aggregate amount outstanding not to exceed $5,000,000.
8.2.2Liens.  Each of the Loan Parties shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.
8.2.3Guaranties.  Each of the Loan Parties shall not, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.
8.2.4Loans and Investments.  Each of the Loan Parties shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except:
(i)trade credit extended on usual and customary terms in the ordinary course of business;
(ii)advances to employees to meet expenses incurred by such employees in the ordinary course of business;
(iii)Permitted Investments;
(iv)loans, advances and investments in other Loan Parties;
(v)investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
(vi)other investments and loans, provided that the Borrower shall, at least five (5) Business Days prior to such investment or loan, deliver a compliance certificate, in form and substance reasonably satisfactory to the Administrative Agent (including detailed calculations specifying the determination of the ratios certified therein), certifying that, immediately prior to and immediately after making such investment or loan: (a) the Leverage Ratio (on a Pro Forma Basis) after giving effect thereto, is less than or equal to 1.50 to 1.00, (b) the amount of Liquidity shall not be less than $35,000,000, (c) there are no Term Loans outstanding and (d) there shall exist no Event of Default;

(vii)advances of payroll payments to employees in the ordinary course of business;
(viii)[reserved];
(ix)investments in Sunrise Indemnity, Inc., a Delaware corporation, in an amount equal to the Loan Parties’ and their Subsidiaries’ required insurance premiums and assessments; and
(x)other investments in an aggregate amount outstanding not to exceed $5,000,000;

provided that, notwithstanding anything to the contrary in this Section 8.2.4, no Loan Party shall transfer Material Intellectual Property to any Excluded Subsidiary.

8.2.5Dividends and Related Distributions.  Each of the Loan Parties shall not make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests, except (i) dividends or other distributions payable to another Loan Party, (ii) other dividends or other distributions; provided that the Borrower shall, at least five (5) Business Days prior to such dividend or distribution, deliver a compliance certificate (including detailed calculations specifying the determination of the ratios certified therein), in form and substance reasonably satisfactory to the Administrative Agent certifying that, immediately prior to and immediately after making such dividend or distribution: (a) the Leverage Ratio (on a Pro Forma Basis) after giving effect thereto, is less than or equal to 1.5 to 1.0, (b) the amount of Liquidity shall not be less than $35,000,000, (c) there are no  Term  Loans outstanding and (d) there shall exist no Event of Default; and (iii) other dividends or other distributions in an aggregate amount not to exceed $5,000,000.
8.2.6Liquidations, Mergers, Consolidations, Acquisitions.  Each of the Loan Parties shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person; provided that:

(1)any such Loan Party other than the Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, and

(2)any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each a “Permitted Acquisition”), provided that each of the following requirements is met for each Permitted Acquisition:

(i)if the Loan Parties are acquiring the ownership interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] on or before the date of such Permitted Acquisition;

(ii)the Loan Parties, such Person and its owners, as applicable, shall grant Liens in the assets of or acquired from and stock or other ownership interests in such Person and otherwise comply with Section 8.2.9 [Subsidiaries, Partnerships and Joint Ventures] on or before the date of such Permitted Acquisition;
(iii)the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;
(iv)the business acquired, or the business conducted by the Person whose ownership interests are being acquired shall comply with Section 8.2.10 [Continuation of or Change in Business];
(v)no Potential Default or Event of Default shall exist immediately prior to and immediately after giving effect to such Permitted Acquisition;
(vi)the Borrower shall demonstrate that it will be in compliance on a Pro Forma Basis with the covenants contained in Section 8.2.16 [Maximum Leverage Ratios] for the four quarter period immediately after giving effect to such Permitted Acquisition by delivering at least five (5) Business Days prior to such Permitted Acquisition a compliance certificate, in form and substance reasonably satisfactory to the Administrative Agent that evidences such compliance, except that for the sole purpose of measuring such Pro Forma Basis compliance, the maximum ratio for the Leverage Ratio set forth in Section 8.2.16 [Maximum Leverage Ratios] shall be deemed (after giving effect to the immediately succeeding proviso) to be reduced by 0.75; provided that such compliance with Section 8.2.16 shall be tested assuming that the maximum permitted Leverage Ratio under such Section 8.2.16 is 2.25:1.00 at any time that (a) such Leverage Ratio is permitted to be higher than 2.25:1.00 or (b) not otherwise required to be any minimum level;
(vii)the Consideration paid by the Loan Parties for such Permitted Acquisition and all other Permitted Acquisitions made during the period after the Fourth Amendment and Restatement Effective Date and the date of such Permitted Acquisition shall not exceed $50,000,000;
(viii)the Borrower shall demonstrate that immediately prior to and immediately after giving effect to such Permitted Acquisition that the amount of Availability shall be greater than or equal to $35,000,000; and
(ix)the Loan Parties shall deliver to the Administrative Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Administrative Agent such other information about such Person or its assets as the Administrative Agent may reasonably require;

provided that, notwithstanding anything to the contrary in this Section 8.2.6, no Loan Party shall transfer Material Intellectual Property to any Excluded Subsidiary.

8.2.7Dispositions of Assets or Subsidiaries.  Each of the Loan Parties shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily,

any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party) which are, or would become, Collateral under any of the Loan Documents, except:

(i)transactions involving the sale of inventory in the ordinary course of business;
(ii)any sale, transfer or lease of assets in the ordinary course of business which are obsolete or no longer necessary or required in the conduct of such Loan Party’s or such Subsidiary’s business, including the sale, transfer or exchange of any owned or leased Real Property, or the election by the Borrower to terminate or to allow to expire the leases of any Real Property, that the Borrower has determined is not necessary or feasible for use in its mining operations;
(iii)any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased; provided such substitute assets are subject to the Lenders’ Prior Security Interest (subject to Permitted Liens);
(iv)any sale of accounts receivable in connection with Alcoa Power Generating Inc. in an amount to not exceed $5,000,000.00 per calendar month pursuant to the terms of that certain Supplier Agreement by and between Sunrise Coal, LLC and Citibank, N.A.;
(v)a disposition of assets acquired in a Permitted Acquisition, within 270 days of such Permitted Acquisition, that are not necessary or required in the conduct of such Loan Party’s business;
(vi)any sale, transfer or lease of assets, including Borrower’s interests in any Subsidiary, the aggregate amount of which does not exceed $10,000,000, other than those specifically excepted pursuant to clauses (i) through (v) above;
(vii)[reserved]; and
(viii)any sale, transfer or lease of assets from one Loan Party to another Loan Party so long as the Loan Parties provide the Administrative Agent with ten (10) days written notice prior to such sale, transfer or lease and, in the event that such assets are or would become Collateral under any of the Loan Documents, the Loan Parties shall cooperate fully in ensuring that a Lien in such assets shall be continued or granted, as applicable, in favor of the Administrative Agent for the benefit of the Lenders and such Loan Party shall take such other steps as the Administrative Agent deems reasonable and/or necessary to faithfully preserve and protect the Administrative Agent’s Lien on and Prior Security Interest in, such Collateral unless such Collateral may otherwise be released pursuant to clauses (i) through (vii) of this Section 8.2.7;

provided that, notwithstanding anything to the contrary in this Section 8.2.7, no Loan Party shall transfer Material Intellectual Property to any Excluded Subsidiary.

8.2.8Affiliate Transactions.  Each of the Loan Parties shall not enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to, any Affiliate of any Loan Party) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm’s-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.
8.2.9Subsidiaries, Partnerships and Joint Ventures.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; (ii) any Subsidiary formed or acquired (as permitted hereunder) after the Closing Date which joins this Agreement as a Guarantor by delivering to the Administrative Agent (A) a signed Guarantor Joinder; (B) documents in the forms described in Section 7.1 [First Loans and Letters of Credit] modified as appropriate; and (C) documents necessary to grant and perfect Prior Security Interests (subject to Permitted Liens) to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary; and (iii) any Excluded Subsidiary and any Subsidiary formed or acquired by any Excluded Subsidiary, provided, however, that any such Subsidiary of any Excluded Subsidiary shall be subject to the same terms and provisions of this Agreement which are applicable to such Excluded Subsidiary.  None of the Loan Parties shall become or agree to become a party to a Joint Venture; provided that the Borrower shall be permitted to become a member of Oaktown Gas, LLC, an Indiana limited liability company (“Oaktown Gas”) and Oaktown Gas shall be an Excluded Subsidiary unless and until it becomes a wholly-owned subsidiary of the Loan Parties, provided that at the time the Borrower becomes a member of Oaktown Gas, (i) Oaktown Gas does not own any Material Intellectual Property and (ii) the Borrower’s investment in Oaktown Gas, if any, is permitted under Section 8.2.4 (it being understood that for the avoidance of doubt, any such investment in Oaktown Gas shall reduce capacity for investments in Excluded Subsidiaries under Section 8.2.4).
8.2.10Continuation of or Change in Business.  No Loan Party shall engage in any business other than a business that the Loan Parties are engaged in as of the Fourth Amendment and Restatement Effective Date and reasonable extensions thereof, and such Loan Party shall not permit any material change in such business. The Loan Parties shall not permit Hallador Sands or any of its Subsidiaries to engage in any business other than the business that Hallador Sands and its Subsidiaries are engaged in as of the Fourth Amendment and Restatement Effective Date and reasonable extensions thereof, and the Loan Parties shall not permit any material change in such business, provided, that nothing contained in this Agreement shall prohibit Hallador Sands or any of its Subsidiaries from dissolving, liquidating or winding up its affairs at any time; provided that any assets of such Persons are transferred to one or more Loan Parties concurrently with, or prior to, such dissolution, liquidation or winding up.
8.2.11Fiscal Year.  The Loan Parties shall not change its fiscal year from the twelve-month period beginning January 1 and ending December 31, except with the written consent of the Administrative Agent, such consent not to be unreasonably withheld.
8.2.12Issuance of Stock.  Each of the Loan Parties (other than Borrower) shall not issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof.

8.2.13Changes in Organizational Documents.  Each of the Loan Parties shall not amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Administrative Agent and the Lenders and, in the event such change would be adverse to the Lenders as determined by the Administrative Agent in its reasonable discretion, obtaining the prior written consent of the Required Lenders.
8.2.14Capital Expenditures and Leases.  Each of the Loan Parties shall not make any payments on account of the purchase or lease of any assets which if purchased would constitute fixed assets or which if leased would constitute a capitalized lease to exceed $100,000,000 for each fiscal year; provided, however, if such payments made by the Loan Parties in any fiscal year are less than the amounts permitted for such fiscal year, then the lesser of $5,000,000 or such unpaid amounts may be added by the Loan Parties to the amounts permitted to be used for payments in future years, it being understood that any carryover amount applicable to a particular succeeding fiscal year shall be expended in such fiscal year first before the applicable non-carry over amount permitted to be expended in such fiscal year is expended.
8.2.15Minimum Debt Service Coverage Ratio.  Commencing with the fiscal quarter ending September 30, 2025, and for each fiscal quarter thereafter, the Loan Parties shall not at any time permit the Debt Service Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to be less than (x) if the proviso in clause (B)(i) of the definition of Debt Service Coverage Ratio applies, 3.25 to 1.00 and (y) if the proviso in clause (B)(i) of the definition of Debt Service Coverage Ratio does not apply, 1.25 to 1.00.
8.2.16Maximum Leverage Ratios.  The Loan Parties shall not at any time permit the Leverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, to exceed (ⅰ) 3.00 to 1.00 for the fiscal quarter ending September 30, 2025 and (ⅱ) 2.25 to 1.00 for each fiscal quarter thereafter.
8.2.17Minimum Liquidity.  During the Additional Reporting Period the Loan Parties shall not permit the amount of the Liquidity to be less than $10,000,000, measured as of (A) the date of the making of any Loan, and (B) the date of delivery of a cash flow forecast as required by Section 8.3.5 [Projected Cash Flow Statements].
8.2.18Minimum Quarterly Consolidated EBITDA.  For each fiscal quarter  ending September 30, 2024, December 31, 2024 and March 31, 2025, the Loan Parties shall not  permit the amount of the Consolidated EBITDA for such fiscal quarter to be less than $5,000,000.
8.2.19Power Generation Hedges.    Determined as of the last day of each fiscal quarter (such last day, a “Power Generation Hedge Measurement Date”), the Loan Parties and their respective Subsidiaries shall not incur any Commodity Hedge Liabilities relating to power generation that (i) require any such liabilities be paid or otherwise satisfied at any time that is after the later of (x) December 31, 2026 and (y) two years following such Power Generation Hedge Measurement Date and (ii) arise under Commodity Hedges relating in the aggregate to over (x) 1,600,000 megawatt hours of electricity generation in any consecutive 12-month period following such Power Generation Hedge Measurement Date (calculated by averaging the applicable Commodity Hedge Liabilities arising under such Commodity Hedges over the applicable 12-month period) or (y) 5,000,000 megawatt hours of electricity generation over the full term of such Commodity Hedges; provided that any such Commodity Hedge Liabilities contemplated by this Section 8.2.19 shall not be secured by a Lien on any asset other than (a) Liens granted pursuant to clause (xviii) of the definition of Permitted Liens or (b) cash or Permitted Investments solely to the extent constituting proceeds of one or more Letters of Credit that are permitted to be issued to support such Commodity Hedge Liabilities pursuant to Section 8.1.7 [Compliance with Laws; Use of Proceeds].

8.2.20Cash Surplus.  The Borrower may not borrow any Loans to the extent that (a) the Borrower and the Loan Parties have any Cash Surplus at such time, or (b) any such Loan would trigger a mandatory prepayment pursuant to Section 5.7 [Mandatory Prepayments] of this Agreement.
8.3Reporting Requirements.  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders.
8.3.1Quarterly Financial Statements.  As soon as available and in any event not later than the earlier to occur of (x) the 45th day after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, and (y) five days after the date by which the Borrower is required to file its quarterly report on form 10-Q with the Securities and Exchange Commission (the “SEC”) for the first three fiscal quarters of each fiscal year, financial statements of the Borrower, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments and without footnotes) by the Chief Executive Officer, President or Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP, consistently applied, and including comments on any positive or negative variations from the Borrower’s annual budget.
8.3.2Annual Financial Statements.  As soon as available and in any event not later than the earlier to occur of (x) the 90th day after the close of each fiscal year and (y) fifteen days after the date by which the Borrower is required to file its annual report on form 10-K with the SEC, (i) unqualified audited financial statements of the Borrower consisting of a consolidated and consolidating balance sheet as of the end of such fiscal year, and related consolidated statements of income, retained earnings and cash flows for the fiscal year then ended, certified (subject to normal year-end audit adjustments and without footnotes) by independent certified public accountants satisfactory to the Administrative Agent as having been prepared in accordance with GAAP all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year and (ii) an annual budget and forecasts for the subsequent fiscal year.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.  The Loan Parties shall deliver with such financial statements and certification by their accountants a letter of such accountants to the Administrative Agent and the Lenders substantially to the effect that, based upon their ordinary and customary examination of the affairs of the Loan Parties, performed in connection with the preparation of such consolidated financial statements, and in accordance with GAAP, they are not aware of the existence of any condition or event which constitutes an Event of Default or Potential Default or, if they are aware of such condition or event, stating the nature thereof.

8.3.3Certificates of the Borrower.  Concurrently with the quarterly and annual financial statements of Borrower, as applicable furnished to the Administrative Agent and to the Lenders pursuant to Sections 8.3.1 [Quarterly Financial Statements] and 8.3.2 [Annual Financial Statements], a certificate (each, a “Compliance Certificate”) of Borrower signed by the President, Chief Financial Officer, Treasurer or Assistant Treasurer of Borrower, each in the form of Exhibit 8.3.3.
8.3.4Notices.
8.3.4.1Default.  Promptly after any officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Officer setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.
8.3.4.2Litigation.  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $5,000,000 or which if adversely determined would constitute a Material Adverse Change.
8.3.4.3Organizational Documents.  Within the time limits set forth in Section 8.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.
8.3.4.4Erroneous Financial Information.  Immediately in the event that the Borrower or its accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.
8.3.4.5ERISA Event.  Immediately upon the occurrence of any ERISA Event, notice in writing setting forth the details thereof and the action which the Borrower proposes to take with respect thereto.
8.3.4.6Eligible PPA.  The Borrower shall notify the Lenders in writing within 5 Business Days of any entry into, termination of, or material default, amendment or waiver with respect to, any Eligible PPA.
8.3.4.7Other Reports.  Promptly upon their becoming available to the Borrower:

(i)[reserved].
(ii)Management Letters.  Any reports including management letters submitted to the Borrower by independent accountants in connection with any annual, interim or special audit, and
(iii)Other Information.  Such other reports and information as any of the Lenders may from time to time reasonably request.
8.3.5Projected Cash Flow Statements. During the Additional Reporting Period, on or prior to Wednesday of each week (each such Wednesday, a “Cash Flow Forecast Deadline”), (i) a cash flow forecast of Borrower and its Subsidiaries for the 13-week period commencing on the Sunday immediately preceding such Cash Flow Forecast Deadline, in form and substance reasonably satisfactory to the Administrative Agent, (ii) if the cash flow forecast delivered pursuant to clause (i) for any week within any such 13-week period is changed from the cash flow forecast for such week previously delivered (including, for the avoidance of doubt, prior to the Third Amendment Effective Date), a reasonably detailed comparison showing such changes and the reasons therefor, (iii) commencing with the second Cash Flow Forecast Deadline following the Third Amendment Effective Date, a comparison of (x) the actual cash flows of the Borrower and its Subsidiaries for the week prior to the week in which such Cash Flow Forecast Deadline occurs (for example, if the Cash Flow Forecast Deadline is the second Wednesday on or following the Third Amendment Effective Date, the actual cash flows for the week commencing on the most recent Sunday before such Cash Flow Forecast Deadline) with (y) the forecasted cash flows for such week as last previously provided to the Administrative Agent (including a calculation of the variance between actual and projected cash receipts and disbursements), (iv) a comparison of (A) the actual cash flows of the Borrower and its Subsidiaries for the period commencing on the first Sunday following the Third Amendment Effective Date and ending with the end of the most recent week ending prior to such Cash Flow Forecast Deadline with (B) the forecasted cash flows for such period as previously provided to Administrative Agent (including a calculation of the variance between actual and projected cash receipts and disbursements), (v) accounts receivable agings for all accounts receivable then extant or outstanding, inclusive of reconciliations to the general ledger, in form and detail reasonably acceptable to the Administrative Agent, (vi) accounts payable agings for all accounts payable then extant or outstanding, schedules inclusive of reconciliations to the general ledger, in form and detail reasonably acceptable to the Administrative Agent, (vii) if requested by the Administrative Agent, a report from the Borrower’s management setting forth explanations for any variances in actual results as compared to forecasted performance, (viii) a calculation in reasonable detail demonstrating compliance with Section 8.2.17 [Minimum Liquidity] as of such Cash Flow Forecast Deadline and (ⅸ) such other information as is reasonably requested by the Administrative Agent.
9.DEFAULT
9.1Events of Default.  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

9.1.1Payments Under Loan Documents.  The Borrower shall fail to pay:  (i) any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Obligation on the date on which such payment becomes due in accordance with the terms hereof or thereof, or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days of the date on which such interest or other amount becomes due in accordance with the terms hereof or thereof;
9.1.2Breach of Warranty.  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;
9.1.3Anti-Terrorism Laws.  Any representation or warranty contained in Section 6.1.22 [Anti-Terrorism Laws] is or becomes false or misleading at any time;
9.1.4Breach of Negative Covenants, Qualifying Term Loan Deposit Requirements or Visitation Rights or Anti-Terrorism Laws.  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 8.1.5 [Visitation Rights], Section 8.1.9 [Anti-Terrorism Laws], Section 8.1.15 [Qualifying Term Loan Deposit Requirements] or Section 8.2 [Negative Covenants];
9.1.5Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days (or, in the case of Section 8.3.5 [Projected Cash Flow Statements], five (5) Business Days);
9.1.6Defaults in Other Agreements or Indebtedness. (A) A default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $15,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend or (B) a breach, violation, default, event of default or other circumstance shall occur at any time under the terms of the Specified [REDACTED] PPA, to the extent such breach, breach, violation, default, event of default or other circumstance causes or gives rise to a termination or any other event or provision under the Specified [REDACTED] PPA that results in the obligation of Borrower and/or one or more of its Subsidiaries to make one or more payments under the Specified [REDACTED] PPA that aggregate to be over $15,000,000 becoming immediately due and payable;
9.1.7Final Judgments or Orders.  Any final judgments or orders for the payment of money in excess of $15,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

9.1.8Loan Document Unenforceable.  Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party’s successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;
9.1.9Uninsured Losses; Proceedings Against Assets.  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $15,000,000 or the Collateral or any other of the Loan Parties’ or any of their Subsidiaries’ assets are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter;
9.1.10Events Relating to Pension Plans and Benefit Arrangements.  (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Borrower or any member of the ERISA Group under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) Borrower or any member of the ERISA Group fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;
9.1.11Change of Control.  A Change of Control shall occur.
9.1.12Relief Proceedings.  (i) A Relief Proceeding shall have been instituted against any Loan Party or Subsidiary of a Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party or Subsidiary of a Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) (x) the Borrower ceases to be Solvent, (y) the Loan Parties, determined on a consolidated basis with their Subsidiaries, cease to be Solvent, or (z) any Loan Party or any Subsidiary of a Loan Party admits in writing its inability to pay its debts as they mature.
9.2Consequences of Event of Default.
9.2.1Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Sections 9.1.1 through 9.1.11 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in a non-interest-bearing account with the Administrative Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

9.2.2Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Section 9.1.12 [Relief Proceedings] shall occur and be continuing, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and
9.2.3Set-off.  If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender, and each of their respective Affiliates and any participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 5.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  The rights of each Lender, the Issuing Lender and their respective Affiliates and participants under this Section 9.2.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates and participants may have.  Each Lender and the Issuing Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and
9.2.4Enforcement of Rights and Remedies.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with this Section 9.2 for the benefit of all the Lenders and the Issuing Lender; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Lender or the Swing Loan Lender

from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Issuing Lender or Swing Loan Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.2.3 (subject to the terms of Section 5.3 [Sharing of Payments by Lenders]), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Insolvency Proceeding; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to this Section 9.2.4, and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 5.3 [Sharing of Payments by Lenders], any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders; and

9.2.5Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 9.2 and until Payment In Full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:
(i)First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swing Loan Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Lender and Swing Loan Lender in proportion to the respective amounts described in this clause (i) payable to them;
(ii)Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (ii) payable to them;
(iii)Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders in proportion to the respective amounts described in this clause (iii) payable to them;
(iv)Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and amounts to cash collateralize any undrawn amounts under outstanding Letters of Credit, and payment obligations then owing under Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, ratably among the Lenders, the Issuing Lender, and the Lenders or Affiliates of Lenders which provide Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products, in proportion to the respective amounts described in this clause (iv) held by them; and
(v)Last, the balance, if any, to the Loan Parties or as required by Law.

Notwithstanding anything to the contrary in this Section 9.2.5, no Swap Obligations of any Non-Qualifying Party shall be paid with amounts received from such Non-Qualifying Party under its Guaranty Agreement (including sums received as a result of the exercise of remedies with respect to such Guaranty Agreement) or from the proceeds of such Non-Qualifying Party’s Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, that to the extent possible, appropriate adjustments shall be made by the Administrative Agent with respect to the allocation of payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the ratable payment of the Obligations among the Lenders as contemplated by Section 9.2.5(iv) after taking into account payments made by, or proceeds received from, any Non-Qualifying Party in respect of the Obligations.

10.THE ADMINISTRATIVE AGENT
10.1Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC Bank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 10 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
10.2Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.1 [Modifications, Amendments or Waivers] and 9.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 7 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

10.4Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.5Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent.  The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 10 shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.6Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrower (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 10.6.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 10.6).  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC Bank resigns as Administrative Agent under this Section 10.6, PNC Bank shall also resign as an Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC Bank as the retiring Issuing Lender and Administrative Agent and PNC Bank shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of

Credit issued by PNC Bank, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC Bank to effectively assume the obligations of PNC Bank with respect to such Letters of Credit.

10.7Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the other Lenders listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuing Lender hereunder.
10.9Administrative Agent’s Fee.  The Borrower shall pay to the Administrative Agent a nonrefundable fee (the “Administrative Agent’s Fee”) under the terms of a letter (the “Administrative Agent’s Letter”) between the Borrower and Administrative Agent, as amended from time to time.
10.10Authorization to Release Collateral and Guarantors.  The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of (x) assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under this Agreement to a person other than a Loan Party or an Excluded Subsidiary and (y) assets that become subject to a Permitted Lien described in clause (ix) of the definition of Permitted Liens upon the attachment of such a Permitted Lien on such assets (which shall be limited, in the case of clause (ix)(B) of the definition of Permitted Liens, to the assets listed on Schedule 1.1(P)(2)), and (ii) any Guarantor from its obligations under the Guaranty Agreement if all of the ownership interests of such Guarantor owned by the Loan Parties are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under this Agreement.  The Administrative Agent shall enter into documentation reasonably satisfactory to the Administrative Agent and the Borrower documenting such release; provided that the Borrower shall have delivered to the Administrative Agent such certificates and other documentation as the Administrative Agent may reasonably request to evidence compliance with the applicable provisions of the Loan Documents.
10.11No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP

Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

10.12Certain Payments.
(a)Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise), individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives an Erroneous Payment from the Administrative Agent (or any of its Affiliates) (i) that is in an amount different than (other than a de minimis difference), or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Erroneous Payment (an “Erroneous Payment Notice”), or (ii) that was not preceded or accompanied by an Erroneous Payment Notice, it shall be on notice that, in each such case, an error has been made with respect to such Erroneous Payment.  Each Lender further agrees that, in each such case, or if it otherwise becomes aware an Erroneous Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) that was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Bank Funding Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)The Borrower and each other Loan Party hereby agree that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(d)Each party’s obligations under this Section 10.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
10.13Intercreditor Agreements.  The Lenders (including in their capacity as potential counterparties to Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products and on behalf of their Affiliates as potential counterparties to Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products) hereby irrevocably authorize and instruct the Administrative Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify an Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted (including with respect to priority) under this Agreement and to subject the Liens on the Collateral created by the Loan Documents to the provisions thereof.  The Lenders and the other Secured Parties irrevocably agree that (x) the Administrative Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted to be incurred and to be subject to an Intercreditor Agreement (including with respect to such Lien’s priority) without further inquiry and (y) an Intercreditor Agreement entered into by the Administrative Agent shall be binding on the Secured Parties, and each Lender hereby agrees that it will take no actions contrary to the provisions of an Intercreditor Agreement.
11.MISCELLANEOUS
11.1Modifications, Amendments or Waivers.  With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:
11.1.1Increase of Commitment.  Increase the amount of the Revolving Credit Commitment, Term Loan Commitment or Swing Loan Commitment of any Lender hereunder without the consent of such Lender;

11.1.2Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Expiration Date, Maturity Date, or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;
11.1.3Release of Collateral or Guarantor.  Except for sales or other dispositions of assets permitted by this Agreement, release all or a majority of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders);
11.1.4Miscellaneous.  Amend Sections 5.2 [Pro Rata Treatment of Lenders], 10.3 [Exculpatory Provisions, Etc.] or 5.3 [Sharing of Payments by Lenders] or this Section 11.1, alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders); or
11.1.5Subordination.  Amend, waive, modify or consent to a departure from any Loan Document in a manner that may effectuate  the subordination in right of payment of the Obligations to any other Indebtedness or the subordination of the Lien on the Collateral securing the Obligations to any Lien on such Collateral securing any other obligations;

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent, the Issuing Lender or PNC Bank in its capacity as the Swing Loan lender may be made without the written consent of the Administrative Agent, the Issuing Lender or PNC Bank, as applicable, and provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 11.1.1 through 11.1.4 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each, a “Non-Consenting Lender”), then the Borrower shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 5.6.2 [Replacement of a Lender].  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

11.2No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No reasonable delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.

11.3Expenses; Indemnity; Damage Waiver.
11.3.1Costs and Expenses.  The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent, in connection with the syndication of the credit facilities that have occurred on or prior to the Closing Date as provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonable out-of pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out-of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent’s regular employees and agents engaged periodically to perform audits of the Loan Parties’ books, records and business properties.
11.3.2Indemnification by the Borrower.  The Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Borrower under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.  This Section 11.3.2 [Indemnification by the Borrower] shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

11.3.3Reimbursement by Lenders.  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under Sections 11.3.1 [Costs and Expenses] or 11.3.2 [Indemnification by the Borrower] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.
11.3.4Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 11.3.2 [Indemnification by Borrower] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
11.3.5Payments.  All amounts due under this Section 11.3 shall be payable not later than ten (10) days after demand therefor.

11.4Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 4.3 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date or Maturity Date if the Expiration Date or Maturity Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.
11.5Notices; Effectiveness; Electronic Communication.
11.5.1Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 11.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 11.5.2 [Electronic Communications], shall be effective as provided in such Section.

11.5.2Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

11.5.3Change of Address, Etc.  Any party hereto may change its address, e mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.
11.6Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
11.7Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full.  All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 5 [Payments] and Section 11.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.
11.8Successors and Assigns.
11.8.1Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except: (i) to an assignee in accordance with the provisions of Section 11.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 11.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.8.5 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
11.8.2Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.

(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)In any case not described in clause (i)(A) of this Section 11.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder and Initial Term A Loans) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.
(iii)Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;

(B)the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(C)the consent of the Swing Loan Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment of any Revolving Credit Commitments.

(iv)Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.
(v)No Assignment to Borrower.  No such assignment shall be made to the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
(vi)No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.5 [Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], 5.8 [Increased Costs], and 11.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 11.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.8.4 [Participations].

11.8.3Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
11.8.4Participations.  Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree (other than as is already provided for herein) to any amendment, modification or waiver with respect to Sections 11.1.1 [Increase of Commitment], 11.1.2 [Extension of Payment, Etc.], or 11.1.3 [Release of Collateral or Guarantor] that affects such Participant.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.5 [Rate Unascertainable, Etc.], 5.8 [Increased Costs], 5.10 [Indemnity] and 5.9 [Taxes] (subject to the requirements and limitations therein, including the requirements under Section 5.9.7 [Status of Lenders] (it being understood that the documentation required under Section 5.9.7 [Status of Lenders] shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.8.2 [Assignments by Lenders]; provided that such Participant (A) agrees to be subject to the provisions of Section 5.6.2

[Replacement of a Lender] and Section 5.6.3 [Designation of a Different Lending Office] as if it were an assignee under Section 11.8.2 [Assignments by Lenders]; and (B) shall not be entitled to receive any greater payment under Sections 5.8 [Increased Costs] or 5.9 [Taxes], with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.  Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 5.6.2 [Replacement of a Lender] and Section 5.6.3 [Designation of Different Lending Office] with respect to any Participant.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.2.3 [Set-off] as though it were a Lender; provided that such Participant agrees to be subject to Section 5.3 [Sharing of Payments by Lenders] as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

11.8.5Certain Pledges; Successors and Assigns Generally.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
11.9Confidentiality.
11.9.1General.  Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.9.1, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (vii) with the consent of the Borrower or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section 11.9.1 or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a non-confidential basis from a source other than the Borrower or the other Loan Parties.  Any Person required to maintain the confidentiality of Information as provided in this Section 11.9.1 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.9.2Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 11.9.1 [General].
11.10Counterparts; Integration; Effectiveness.
11.10.1Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 7 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e mail shall be effective as delivery of a manually executed counterpart of this Agreement.

The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement, any Assignment and Assumption or any other Loan Document and the transactions contemplated hereby or thereby shall be deemed to include an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record (each, an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing in any Loan Document shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, each Loan Party (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

11.11CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
11.11.1Governing Law.  This Agreement shall be deemed to be a contract under the Laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.  Each standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the “ICC”) at the time of issuance (“UCP”) or the rules of the International Standby Practices (ICC Publication Number 590) (“ISP98”), as determined by the Issuing Lender, and each trade Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the Commonwealth of Pennsylvania without regard to is conflict of laws principles.
11.11.2SUBMISSION TO JURISDICTION.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA SITTING IN ALLEGHENY COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE WESTERN DISTRICT OF PENNSYLVANIA, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS

AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

11.11.3WAIVER OF VENUE.  THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.11.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.
11.11.4SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5.1 [NOTICES GENERALLY].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.11.5WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.8.5.
11.12USA Patriot Act Notice.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act.
11.13Certain ERISA Matters.
11.13.1Lender ERISA Representations.  Each Lender (x) represents and warrants, as of the later date of the date of this Agreement or the date such Person became a Lender party hereto, to, and (y) covenants, from the date which is the later of the date of this Agreement or the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with such Lender’s Loans, the Letters of Credit or the Commitments hereunder,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent and such Lender.
11.13.2Additional Lender ERISA Representations.  In addition, unless sub-clause (i) in the immediately preceding Section 11.13.1 is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding Section 11.13.1, such Lender further (x) represents and warrants, as of the later of the date of this Agreement or the date such Person became a Lender party hereto, to, and (y) covenants, from the date which is the later of the date of this Agreement or the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)none of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(a)The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
11.14Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.
11.15Amendment and Restatement.  This Agreement amends and restates in its entirety the 2018 Credit Agreement; and the Loan Parties confirm that the 2018 Credit Agreement, the other Loan Documents and the Collateral for the Obligations thereunder (as all such capitalized terms are defined in the 2018 Credit Agreement) have at all times, since the date of the execution and delivery of such documents, remained in full force and effect and continued to secure such obligations which are continued as the Obligations hereunder as amended hereby; and all such Collateral (as defined in the 2018 Credit Agreement) shall continue to secure the Obligations hereunder.  The Loans hereunder are a continuation of the Loans under (and as such terms are defined in) the 2018 Credit Agreement.  The Loan Parties, the Administrative Agent and the Lenders acknowledge and agree that the amendment and restatement of the 2018 Credit Agreement by this Agreement is not intended to constitute, nor does it constitute, a novation, interruption, suspension of continuity, satisfaction, discharge or termination of the Loan Documents (as defined in the 2018 Credit Agreement) or the obligations, loans, liabilities, or indebtedness under the 2018 Credit Agreement and the other Loan Documents (as such term is defined therein) thereunder or the collateral security therefor and this Agreement and the other Loan Documents are entitled to all rights and benefits originally pertaining to the 2018 Credit Agreement and the other Loan Documents (as such term is defined therein).

[Signature Pages Intentionally Omitted]